INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND

STATEMENT OF PREFERENCES OF

Variable Rate Term Preferred Shares

i

INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND

STATEMENT OF PREFERENCES OF

Variable Rate Term Preferred Shares

Invesco Dynamic Credit Opportunities Fund, a Delaware Statutory Trust (the “Trust”), hereby certifies that pursuant to authority expressly vested in the Board of Trustees by Article III of the Declaration of Trust, the Board of Trustees has, by resolution, authorized the issuance of preferred shares of beneficial interest of the Trust in one or more series as Variable Rate Term Preferred Shares (the “VRTP Shares”) with designations as to series, number of shares per series, preferences (including liquidation preference), voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of each series of VRTP Shares as set forth in this Statement of Preferences or otherwise in the Declaration of Trust and in any appendix to this Statement of Preferences applicable to the respective series (each such series being referred to herein as a “Series of VRTP Shares” or “Series”).

DEFINITIONS

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“1940 Act” means the Investment Company Act of 1940, as amended from time to time, and the rules promulgated thereunder.

“1940 Act Majority” means the affirmative vote of either (i) 67% or more of the applicable voting securities present at the Special Meeting, if the holders of more than 50% of the outstanding and applicable voting securities of the Fund are present or represented by proxy or (ii) more than 50% of the outstanding and applicable voting securities of the Fund, whichever is less.

“Affected Series” shall have the meaning set forth in Section 5(a) of this Statement of Preferences.

“Agent Member” means a Person with an account at the Securities Depository that holds one or more VRTP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Redemption and Paying Agent with respect to such Beneficial Owner.

“Applicable Base Rate” means with respect to any Series, the Applicable Base Rate for such Series as set forth in Appendix A hereto.

“Applicable Law” means Delaware state law and the federal law of the United States of America (including, without limitation, the 1940 Act).

“Applicable Rate” shall have the meaning set forth in Section 2(e) of this Statement of Preferences and shall in no event exceed the Maximum Rate.

“Applicable Rate Determination” means each periodic operation of the process of determining the Applicable Rate for a Series of VRTP Shares for a Rate Period.

“Approved Pricing Services” means any of the following pricing services: Bloomberg, Bridge Information Services, Data Resources Inc., FT Interactive Data Services, International Securities Market Association, Loan Pricing Corp., Markit Partners, PricingDirect, Interactive Data Corporation (IDC), Merrill Lynch Securities Pricing Service, Muller Data Corp., Thomson Reuters Pricing Service, Standard & Poor’s Securities Evaluations, Telerate, or such other nationally recognized independent third-party pricing services approved by the Board for the purposes of determining the NAV of the Trust’s Common Shares.

“Asset” means a collective reference to all items which would be classified as an “asset” on the balance sheet of the Trust in accordance with GAAP.

“Bankruptcy Event” means the Trust or the Investment Adviser shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Trust or the Investment Adviser seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or any of the actions sought in such proceeding (including an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Trust or the Investment Adviser shall take any corporate action to authorize any of the actions set forth above.

“Basic Maintenance Amount,” as of any Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines.

“Basic Maintenance Cure Date,” with respect to the failure by the Trust to satisfy the Basic Maintenance Amount (as required by Section 7(a) of this Statement of Preferences) as of a given Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines, but in no event shall it be longer than 10 Business Days following such Valuation Date.

“Beneficial Owner” means a Person in whose name VRTP Shares are recorded as beneficial owner of such VRTP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or, if applicable, such Person’s subrogee.

“Board of Trustees” means the Board of Trustees of the Trust or any duly authorized committee thereof.

“Business Day” means a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

“Citibank” means Citibank, N.A. or any successor thereto.

“Closing Date” means August 29, 2013.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Shares” has the meaning set forth in the Declaration of Trust.

“Conditional Acceptance” shall have the meaning set forth in Section 10(b)(i)(A) of this Statement of Preferences.

“Conduits” means one or more Citibank administered special purpose multi-seller conduits.

“Cure Date” means the Basic Maintenance Cure Date, the Minimum Asset Coverage Cure Date or the last day of the Effective Leverage Ratio Cure Period, as the case may be.

“Custodian” for purposes of this Statement of Preferences, means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Trust as permitted by the 1940 Act or any order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Custodian.

“Date of Original Issue” means, with respect to any VRTP Share, the date that such share was issued.

“Debt” means with respect to the Trust, at any date, without duplication, (i) all “senior securities representing indebtedness” (as defined in Section 18(g) of the 1940 Act), (ii) all obligations of the Trust for borrowed money, including without limitation, all obligations of the Trust which are evidenced by letters of credit or letter of credit reimbursement, (iii) all obligations of the Trust evidenced by bonds, debentures, notes, acceptances or other similar instruments, (iv) all obligations of the Trust to pay the deferred purchase price of property or services, (v) all obligations of the Trust as lessee which are capitalized in accordance with GAAP, (vi) all Debt of others secured by a Lien on any Asset of the Trust, whether or not such Debt is assumed by the Trust, (vii) payment obligations, fixed or contingent, under Derivative Contracts or similar contracts (other than covered short sales), (viii) all Debt of others Guaranteed by the Trust, and (ix) to the extent not otherwise included, all items which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of the Trust’s balance sheet.

“Declaration of Trust” means the Amended and Restated Agreement and Declaration of Trust of the Trust, as amended and supplemented (including by this Statement of Preferences).

“Deposit Securities” means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

(1)	cash or any cash equivalent;

(2)	any U.S. Government Security;

(3)	any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or in any similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act; and

(4)	any letter of credit from a bank or other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of banks or other financial institutions as of the date of the Closing Date (or such rating’s future equivalent).

“Derivative Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, forward swap transactions, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, futures contracts, repurchase transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement or cleared on an exchange or other clearing organization, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Derivative Termination Value” means, in respect of any one or more Derivative Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Contracts, (a) for any date on or after the date such Derivative Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivative Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivative Contracts (which may include a Holder or a Beneficial owner of the VRTP Shares or an affiliate thereof) or (c) the last reported sale price, if applicable, to the extent such Derivative Contracts are traded on an exchange.

“Discounted Value”, as of any Valuation Date, shall have the respective meanings set forth in the Rating Agency Guidelines.

“Dividend Payment Date” means the first Business Day of each calendar month; provided, that the first Dividend Payment Date in respect of a VRTP Share for which the Date of Original Issue is the Closing Date shall be the first Business Day of the second month following the month in which the Closing Date occurred; provided further, that if shares of any Series are transferred and exchanged for shares of another Series, then all accrued but unpaid dividends (up to and including the day immediately prior to the Transfer Date) on the Series from which the transfer is made and the Series that has issued shares in exchange for the shares being transferred shall be payable to the Holders of each such Series (as of the close of business on the day immediately prior to the Transfer Date) on the second Business Day after the related Transfer Date.

“Dividend Period” means, with respect to a VRTP Share, (i) in the case of the first Dividend Period, the period beginning on and including the Date of Original Issue for such VRTP Share and ending on and including the last calendar day of the month in which the VRTP Share was issued, provided, however, that with respect to a VRTP Share for which the Date of Original Issue is the Closing Date, the first Dividend Period for such VRTP Share shall be the period beginning on and including the Closing Date and ending on and including the last calendar day of the month following the month in which the Closing Date occurred, and (ii) for each subsequent Dividend Period after the first Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month. Notwithstanding the foregoing, in the event of a transfer and exchange of VRTP Shares from one Series to another, (1) for the Dividend Period immediately preceding such transfer and exchange of the VRTP Shares, the “Dividend Period” for the VRTP Shares of the Series from which the VRTP Shares are transferred and for the VRTP Shares of the Series into which the VRTP Shares are transferred shall be, for each VRTP Share, the period (i) beginning on and including the later of (a) the Date of Original Issue for such VRTP Share, (b) the first calendar day of the month in which the transfer occurs and (c) the Transfer Date (if any) immediately preceding the Transfer Date with respect such transfer and exchange, and (ii) ending on and including the day immediately preceding the Transfer Date with respect to such transfer and exchange, and (2) for the Dividend Period immediately succeeding such transfer and exchange of the VRTP Shares, the “Dividend Period” for the VRTP Shares of the Series from which the VRTP Shares are transferred and for the VRTP Shares of the Series into which the VRTP Shares are transferred shall be, for each VRTP Share, the period (i) beginning on and including the Transfer Date with respect to such transfer and exchange, and (ii) ending on and including the last calendar day of the month in which such transfer and exchange occurred.

“Effective Leverage Ratio” means the quotient of:

(A) the sum of (i) the aggregate liquidation preference of the Trust’s “senior securities” (as that term is defined in the 1940 Act) that are stock for purposes of Section 18 of the 1940 Act, plus any accumulated but unpaid dividends thereon, excluding, without duplication, (x) any such senior securities for which the Trust has issued a notice of redemption (in accordance with the terms of such senior securities) and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (y) the Trust’s outstanding Preferred Shares to be redeemed with the gross proceeds from the sale of replacement securities, for which the Trust either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such Preferred Shares) to the paying agent for such Preferred Shares or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption; and (ii) the aggregate principal amount of the Trust’s “senior securities representing indebtedness” (as that term is defined in the 1940 Act), plus any accrued but unpaid interest thereon;

divided by

(B) the Market Value of the Trust’s total assets (including amounts attributable to senior securities but excluding, any assets consisting of Deposit Securities or funds referred to in clauses (A)(i)(x) and (y) above), less the sum of (A) the amount of the Trust’s accrued liabilities (which accrued liabilities shall include net obligations of the Trust under each Derivative Contract in an amount equal to the Derivative Termination Value thereof payable by the Trust to the related counterparty), other than liabilities for the aggregate principal amount of senior securities representing indebtedness, and (B) the Overconcentration Amount.

“Effective Leverage Ratio Cure Period” shall have the meaning specified in Section 6(b) of this Statement of Preferences.

“Electronic Means” means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Redemption and Paying Agent, shall be sent by such means as set forth in the Redemption and Paying Agent Agreement.

“Eligible Investors” means Persons that such Beneficial Owner or Holder reasonably believes are QIBs that are (i) registered closed-end management investment companies, the common shares of which are traded on a national securities exchange, banks, insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly owned subsidiaries) or registered open-end management investment companies, (ii) the Purchasers, and (iii) such other Persons which the Trust has consented to in writing, such consent not to be unreasonably withheld unless, in the Trust’s reasonable judgment, such Person purchasing VRTP Shares could be detrimental to the Trust.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Credit Facility” means the secured advance facility made available to the Trust pursuant to that certain Revolving Credit and Security Agreement, dated as of August 20, 2010, among the Trust, as borrower, CIESCO, LLC, CHARTA, LLC, CAFCO, LLC, and CRC Funding, LLC, as conduit lenders, State Street Bank and Trust Company, as direct lender, Citibank, as secondary lender, and Citibank, as program agent, as the same may be amended or modified, together with any successor or replacement facility with such parties or otherwise.

“Exposure Period” shall have the meaning set forth in the Moody’s Guidelines.

“Fitch” means Fitch Ratings, a part of the Fitch Group, which is a majority-owned subsidiary of Fimalac, S.A, or any successor thereto.

“Fitch Eligible Assets” means assets of the Trust set forth in the Fitch Guidelines as eligible for inclusion in calculating the Discounted Value of the Trust’s assets in connection with Fitch’s ratings of a Series of VRTP Shares at the request of the Trust.

“Fitch Guidelines” means the guidelines applicable to Fitch’s then current ratings of a Series of VRTP Shares provided by Fitch in connection with Fitch’s ratings of such Series of VRTP Shares at the request of the Trust (a copy of which is available to Holders on request to the Trust), in effect on the date hereof and as may be amended from time to time, provided, however, that any such amendment will not be effective for thirty (30) days from the date that Fitch provides final notice of such amendment to the Trust or such earlier date as the Trust may elect.

“Fitch Provisions” means Sections 7, 8(c)(i)(B) and 9 of this Statement of Preferences with respect to Fitch, and any other provisions hereof with respect to Fitch’s ratings of a Series of VRTP Shares at the request of the Trust, including any provisions with respect to obtaining and maintaining a rating on such Series of VRTP Shares from Fitch. The Trust is required to comply with the Fitch Provisions only if Fitch is then rating a Series of VRTP Shares at the request of the Trust.

“Foreign Asset” means any asset issued, guaranteed or owing by persons organized under the laws of any OECD Country (other than the United States of America).

“GAAP” means generally accepted accounting principles in the United States, in effect from time to time.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-

pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” means a Person in whose name a VRTP Share is registered in the registration books of the Trust maintained by the Redemption and Paying Agent.

“Increased Rate Event” with respect to the VRTP Shares of any Series, means the occurrence of any of the following events:

(a) any Rating Agency then rating the VRTP Shares of such Series at the request of the Trust has (i) withdrawn its long-term credit rating of such VRTP Shares other than due to the Rating Agency ceasing to rate taxable closed-end management investment companies generally or (ii) been terminated other than in accordance with Section 5(h) of this Statement of Preferences and, in the case of clause (i) above, such withdrawal has not been cured in 60 days (provided that such cure period shall only apply if such VRTP Shares are rated by at least one Rating Agency). This Increased Rate Event shall be considered cured, in the case of clause (i) above, on the date such withdrawal is no longer continuing and, in the case of clause (ii) above, on the date the VRTP Shares of such Series are rated by at least two Rating Agencies and the Trust is in compliance with the Rating Agency Provisions of such Rating Agencies;

(b) the Trust fails to make a scheduled dividend payment on a Dividend Payment Date, and such failure to pay dividends has not been cured within 5 Business Days from such Dividend Payment Date. This Increased Rate Event shall be considered cured on the date such failure to pay dividends is cured;

(c) the Trust fails to redeem the VRTP Shares required under Section 10(b)(i) of this Statement of Preferences on the Redemption Date for such VRTP Shares, and such failure to redeem VRTP Shares has not been cured within 5 Business Days from such Redemption Date. This Increased Rate Event shall be considered cured on the date such VRTP Shares are redeemed or no longer required to be redeemed under Section 10(b)(i) of this Statement of Preferences;

(d) failure by the Trust to have cured on or before the applicable Minimum Asset Coverage Cure Date any failure to maintain Minimum Asset Coverage as required by Section 6(a) of this Statement of Preferences. This Increased Rate Event shall be considered cured on the date the Trust next achieves Minimum Asset Coverage, provided that, to the extent the Trust seeks to achieve Minimum Asset Coverage through the redemption of Preferred Shares or other senior securities, Minimum Asset Coverage shall not be deemed achieved until the Trust has delivered Deposit Securities or sufficient funds to the paying agent for such Preferred Shares or other senior securities in connection with such redemption; and

(e) failure by the Trust on the last day of an applicable Effective Leverage Ratio Cure Period to have an Effective Leverage Ratio of not greater than 45%. This Increased Rate Event shall be considered cured on the date the Trust next has an Effective Leverage Ratio of not greater than 45%, provided that, to the extent the Trust seeks to attain an Effective Leverage Ratio of not greater than 45% through the redemption of Preferred Shares or other senior securities, the Trust shall not be deemed to have such an Effective Leverage Ratio until the Trust has delivered Deposit Securities or sufficient funds to the paying agent for such Preferred Shares or other senior securities in connection with such redemption.

“Information Statement” means the Information Statement relating to the VRTP Shares dated August 29, 2013, as modified, amended or supplemented.

“Initial Rate Period” shall have the meaning set forth in Section 3 of Appendix A of this Statement of Preferences.

“Investment Adviser” for purposes of this Statement of Preferences, means Invesco Advisers, Inc., or any successor investment advisor to the Trust.

“Internally Priced Assets” means assets of the Trust which cannot be priced by an Approved Pricing Service.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

“Liquidation Preference,” means $100,000 per share.

“Liquidity Account” shall have the meaning specified in Section 10(b)(ii)(A) of this Statement of Preferences.

“Liquidity Account Initial Date” means the date which is six-months prior to the Term Redemption Date.

“Liquidity Account Investments” means (i) Deposit Securities or (ii) any other security or investment owned by the Trust that is rated not less than B by Fitch, B2 by Moody’s or the equivalent rating (or any such rating’s future equivalent) by each NRSRO then rating such security or investment (or, if rated by only one NRSRO, by such NRSRO) or, if no NRSRO is then rating such security, deemed to be of an equivalent rating by the Investment Adviser on the Trust’s books and records.

“Liquidity Requirement” shall have the meaning specified in Section 10(b)(ii)(B) of this Statement of Preferences.

“Majority” means the Holders or Beneficial Owners, as applicable, of more than 50% of the aggregate Outstanding amount of the VRTP Shares (or Serie(s) of VRTP Shares in the case of a vote by one or more, but less than all, of the Series of VRTP Shares).

“Managed Assets” means the Trust’s total assets (including any assets attributable to money borrowed for investment purposes) minus the sum of the Trust’s accrued liabilities (other than money borrowed for investment purposes).

“Mandatory Redemption Event” means any event set forth in Section 10(b)(i)(A) and Section 10(b)(i)(C) of this Statement of Preferences, the occurrence of which will require the Trust to redeem all of the VRTP Shares.

“Market Value” of any asset of the Trust means the indication of value thereof determined by an Approved Pricing Service. The Approved Pricing Service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available are valued at fair value as determined by the Approved Pricing Service using methods which include consideration of: yields or prices of assets of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The Approved Pricing Service may employ electronic data processing techniques or a matrix system, or both, to determine valuations.

“Maximum Rate” means 15% per annum.

“Minimum Asset Coverage” means “asset coverage,” as defined for purposes of Section 18(h) of the 1940 Act as in effect on the Closing Date of at least 225%, with respect to all outstanding senior securities of the Trust which are shares of stock for purposes of Section 18 of the 1940 Act, including all Outstanding VRTP Shares (or, if higher, such other asset coverage as maybe specified in or under the 1940 Act as in effect from time to time as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares). For purposes of calculating Minimum Asset Coverage, the Trust shall exclude from (1) the denominator (i) any senior securities (as defined in the 1940 Act) for which the Trust has issued a notice of redemption and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (ii) the Trust’s outstanding Preferred Shares to be redeemed with the gross proceeds from the sale of replacement securities, for which the Trust either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such Preferred Shares) to the paying agent for such Preferred Shares or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (2) from the numerator, any Deposit Securities referred to in the previous clause (1)(i) and (ii).

“Minimum Asset Coverage Cure Date,” with respect to the failure by the Trust to maintain the Minimum Asset Coverage (as required by Section 6(a) of this Statement of Preferences), means the tenth Business Day following such failure.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, or any successor thereto.

“Moody’s Discount Factor” means the discount factors set forth in the Moody’s Guidelines for use in calculating the Discounted Value of the Trust’s assets in connection with Moody’s ratings of a Series of VRTP Shares at the request of the Trust.

“Moody’s Eligible Assets” means assets of the Trust set forth in the Moody’s Guidelines as eligible for inclusion in calculating the Discounted Value of the Trust’s assets in connection with Moody’s ratings of a Series of VRTP Shares at the request of the Trust.

“Moody’s Guidelines” means the guidelines applicable to Moody’s then current ratings of a Series of VRTP Shares provided by Moody’s in connection with Moody’s ratings of such Series of VRTP Shares at the request of the Trust (a copy of which is available to Holders on request to the Trust), in effect on the date hereof and as may be amended from time to time; provided, however, that any such amendment will not be effective for thirty (30) days from the date that Moody’s provides final notice of such amendment to the Trust or such earlier date as the Trust may elect.

“Moody’s Provisions” means Sections 7, 8(c)(i)(B) and 9 of this Statement of Preferences with respect to Moody’s, and any other provisions hereof with respect to Moody’s ratings of a Series of VRTP Shares at the request of the Trust, including any provisions with respect to obtaining and maintaining a rating on such Series of VRTP Shares from Moody’s. The Trust is required to comply with the Moody’s Provisions only if Moody’s is then rating a Series of VRTP Shares at the request of the Trust.

“NAV” means in respect of the Trust, the net asset value per Common Share of the Trust computed in the manner such net asset value is required to be computed by the Trust in accordance with the 1940 Act and as described in the Information Statement, as in effect on the Closing Date.

“Notice of Redemption” means any notice with respect to the redemption of VRTP Shares pursuant to Section 10(c) of this Statement of Preferences.

“NRSRO” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that is not an “affiliated person” (as defined in Section 2(a)(3) of the 1940 Act) of the Trust, including, at the date hereof, Moody’s and Fitch.

“OECD Country” means any country which is a member of the Organization for Economic Cooperation and Development and which has a sovereign credit rating for “foreign currency” of at least “AA-” and “Aa3” from S&P and Moody’s, respectively.

“Other Rating Agency” means each NRSRO, if any, other than Fitch or Moody’s then providing a rating for a Series of VRTP Shares at the request of the Trust.

“Other Rating Agency Eligible Assets” means assets of the Trust set forth in the Other Rating Agency Guidelines as eligible for inclusion in calculating the Discounted Value of the Trust’s assets in connection with an Other Rating Agency’s ratings of a Series of VRTP Shares at the request of the Trust.

“Other Rating Agency Guidelines” means the guidelines applicable to each Other Rating Agency’s ratings of a Series of VRTP Shares provided by such Other Rating Agency in connection with such Other Rating Agency’s ratings of such Series of VRTP Shares at the request of the Trust (a copy of which is available on request to the Trust), as may be amended from time to time, provided, however that any such amendment will not be effective except as agreed between such Other Rating Agency and the Trust or such earlier date as the Trust may elect.

“Other Rating Agency Provisions” means Sections 7, 8(c)(i)(B) and 9 of this Statement of Preferences with respect to any Other Rating Agency then rating a Series of VRTP Shares at the request of the Trust, and any other provisions hereof with respect to such Other Rating Agency’s ratings of such Series of VRTP Shares, including any provisions with respect to obtaining and maintaining a rating on such VRTP Shares from such Other Rating Agency. The Trust is required to comply with the Other Rating Agency Provisions of an Other Rating Agency only if such Other Rating Agency is then rating a Series of VRTP Shares at the request of the Trust.

“Outstanding” means, as of any date with respect to the VRTP Shares of any Series, the number of VRTP Shares of such Series theretofore issued by the Trust except, without duplication, (i) any VRTP Shares of such Series theretofore cancelled or redeemed or delivered to the Redemption and Paying Agent for cancellation or redemption by the Trust, (ii) any VRTP Shares of such Series with respect to which the Trust has given a Notice of Redemption and irrevocably deposited with the Redemption and Paying Agent Deposit Securities with a Market Value sufficient to redeem such VRTP Shares pursuant to Section 10 of this Statement of Preferences, (iii) any VRTP Shares of such Series as to which the Trust shall be a Holder or Beneficial Owner, and (iv) any VRTP Shares of such Series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Trust.

“Overconcentration Amount” means as of any date of calculation of the Effective Leverage Ratio for the Trust, an amount equal to the sum of: (i) the Market Value of the Trust’s total assets which are Unrated (as defined below) in excess of 25% of the Market Value of the Trust’s total assets; (ii) the Market Value of the Trust’s total assets which are issued or guaranteed by any person in a single industry class listed on Appendix B hereto in excess of 25% of the Market Value of the Trust’s total assets; (iii) the Market Value of the Trust’s total assets which constitute (a) Foreign Assets (as defined above) or (b) assets that are issued, guaranteed or owing by persons organized under the law of any country other than an OECD Country or the United States of America, in the aggregate, in excess of 40% of the Market Value of the Trust’s total assets; (iv) the Market Value of the Trust’s total assets which constitute Foreign Assets relating to obligors in any single OECD Country (other than the United States of America) in excess of 20% of the Market Value of the Trust’s total assets; (v) the Market Value of the Trust’s total assets that are obligations of a single issuer in excess of 5% of the Market Value of the Trust’s total assets; (vi) the Market Value of the Trust’s total assets that are Internally Priced Assets in excess of 5% of the Market Value of the Trust’s total assets; (vii) the Market Value of the Trust’s total assets that are rated CCC+ or below by S&P or the equivalent rating (or any such rating’s future equivalent) by any NRSRO then rating such assets in excess of 20% of the Market Value of the Trust’s total assets; and (viii) the Market Value of the Trust’s total assets that are issued, guaranteed or owing by persons organized under the law of any country other than an OECD country or the United States of America in excess of 5% of the Market Value of the Trust’s total assets.

“Permitted Debt” means (i) Debt under the Existing Credit Facility; provided that the sum of (x) the aggregate maximum amount which may be funded by the lenders under the Existing Credit Facility (measured on the closing date of such facility or on the date of any increase of the maximum amount which may be funded by the lenders thereunder) plus (y) the total amount of other Permitted Debt of the Trust, shall not exceed 33% of the total assets of the Trust at any time, (ii) Debt in favor of the Trust’s custodian relating to overdraft advances incurred in the ordinary course of the Trust’s business in connection with the purchase of assets by the Trust, which in an aggregate principal amount do not exceed $35,000,000 and are repaid within 60 days, (iii) fee and expense obligations to the Trust’s custodian, the Investment Adviser and other similar agents which are providing services in respect of the Trust’s assets which in each case have arisen in the ordinary course of the Trust’s business which are not overdue for a period in excess of 30 days (other than amounts owed to the Investment Adviser which have been waived or deferred), (iv) Debt or contingent obligations (other than indebtedness for borrowed money) arising in connection with transactions in the ordinary course of the Trust’s business in connection with its purchasing of securities, (v) obligations of the Trust to fund future extensions of credit under loan documents relating to its Assets which constitute revolving credit or delay draw loans which do not exceed 20% of the NAV of the Trust and which meet the Trust’s diversification requirements, (vi) Debt representing accrued expenses and current trade account payables incurred in the customary practices in the industry or which are being diligently contested in good faith, (vii) subject to limitations on optional redemptions set forth herein, the issuance of senior securities, including the incurrence of indebtedness for borrowed money, the proceeds of which shall be used for the redemption of repurchase of all of the VRTP Shares and the payment of costs incurred in connection therewith; provided, however, the Trust may incur Debt under the Existing Credit Facility for any purpose, including for the redemption or repurchase of any amount of VRTP Shares, (viii) Debt or contingent obligations in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal and so long as execution is not levied thereunder or in respect of which the Trust (A) shall at the time in good faith be diligently prosecuting an appeal or proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review, or (B) shall have obtained an unsecured performance bond in respect of such judgment or award, and (ix) Debt consented to by a Majority.

“Permitted Derivatives” means indebtedness or contingent obligations (other than indebtedness for borrowed money) arising in connection with transactions in the ordinary course of the Trust’s business in connection with the entering of Derivatives Contracts solely for the purpose of hedging high yield credit, currency or interest rate risk or Derivatives Contracts for investment purposes solely to the extent that such Derivatives Contracts constitute credit default swaps or dollar rolls, in each case to the extent such purchases or transactions are permitted under the 1940 Act and the Trust’s investment policies and restrictions.

“Permitted Liens” means in respect of any Asset of the Trust, (i) Liens created by, or pursuant to, the Existing Credit Facility, (ii) Liens of the Trust’s custodian securing the overdraft advances to the extent such overdraft advances do not exceed $35,000,000 and are repaid within 60 days, (iii) Liens of the Trust’s custodian, and (iv) Liens (other than non-possessory Liens which pursuant to Applicable Law are, or may be, entitled to take priority (in whole or in part) over prior, perfected liens and security interests) with respect to taxes, assessments and other governmental charges or levies for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside in accordance with GAAP, provided that enforcement of such Liens is stayed pending such contest, and (v) Liens in respect of Permitted Derivatives and other Debt permitted under clauses (iii) and (iv) of the definition of Permitted Debt.

“Person” means and includes an individual, a partnership, a corporation, a company, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Preferred Shares” has the meaning set forth in the Declaration Trust and includes the VRTP Shares.

“Purchase Agreement” means the Variable Rate Term Preferred Shares Purchase Agreement, dated as of the Closing Date between the Trust and the Purchaser(s), as amended, modified or supplemented from time to time.

“Purchaser(s)” means each of CHARTA, LLC, CIESCO, LLC, CAFCO, LLC, CRC Funding, LLC and Citibank, N.A.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Rate Determination Date” shall have the meaning set forth in Section 3 of Appendix A of this Statement of Preferences.

“Rate Period” means the Initial Rate Period and any Subsequent Rate Period.

“Rating Agency” means each of Fitch (if Fitch is then rating the applicable Series of VRTP Shares at the request of the Trust), Moody’s (if Moody’s is then rating the applicable Series of VRTP Shares at the request of the Trust) and any Other Rating Agency (if such Other Rating Agency is then rating the applicable Series of VRTP Shares at the request of the Trust).

“Rating Agency Certificate” has the meaning specified in Section 7(b) of this Statement of Preferences.

“Rating Agency Guidelines” means Moody’s Guidelines (if Moody’s is then rating the applicable Series of VRTP Shares at the request of the Trust), Fitch Guidelines (if Fitch is then rating the applicable Series of VRTP Shares at the request of the Trust) and any Other Rating Agency Guidelines (if such Other Rating Agency is then rating the applicable Series of VRTP Shares at the request of the Trust).

“Rating Agency Provisions” means the Moody’s Provisions (if Moody’s is then rating the Series of VRTP Shares at the request of the Trust), the Fitch Provisions (if Fitch is then rating the Series of VRTP Shares at the request of the Trust) and any Other Rating Agency Provisions (if such Other Rating Agency is then rating the Series of VRTP Shares at the request of the Trust). The Trust is required to comply with the Rating Agency Provisions of a Rating Agency only if such Rating Agency is then rating the applicable Series of VRTP Shares at the request of the Trust.

“Ratings Spread” means, with respect to any Rate Determination Date for any Series of VRTP Shares, the percentage per annum set forth opposite the lowest applicable credit rating assigned to such Series by any Rating Agency in the table set forth directly below on the Rate Determination Date; provided, however, that, if such Series of VRTP Shares is not assigned a credit rating by any Rating Agency on the Rate Determination Date for such Series of VRTP Shares as a result of each Rating Agency ceasing to rate taxable closed-end investment companies generally, “Ratings Spread” means, with respect to such Rate Determination Date, the percentage per annum in such table directly below the percentage per annum set forth opposite the lowest applicable credit rating most recently assigned to such Series by any Rating Agency in such table prior to such Rate Determination Date.

Long Term Credit Ratings*
Moody’s/Fitch	Applicable Spread
AAA to AA/Aaa to Aa3-	1.20%
A+/A1	1.45%
A/A2	1.70%
A-/A3	1.95%
BBB+/Baa1	2.70%
BBB/Baa2	2.95%
BBB-/Baa3	3.20%
Below Investment Grade or unrated	5.20%

*	And/or the equivalent long-term rating of an Other Rating Agency then rating such Series of VRTP Shares, in all cases utilizing the lowest of the ratings of the Rating Agencies then rating such Series of VRTP Shares.

“Redemption and Paying Agent” means Deutsche Bank Trust Company Americas or any successor Person, which has entered into an agreement with the Trust to act in such capacity as the Trust’s transfer agent, registrar, dividend disbursing agent, paying agent, redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to each Series of VRTP Shares.

“Redemption and Paying Agent Agreement” means the redemption and paying agent agreement, dated as of August 29, 2013, by and between the Trust and the Redemption and Paying Agent pursuant to which Deutsche Bank Trust Company Americas, or any successor, acts as Redemption and Paying Agent, as amended, modified or supplemented from time to time.

“Redemption Date” has the meaning specified in Section 10(c) of this Statement of Preferences.

“Redemption Price” means, with respect to any VRTP Share, the sum of (i) the Liquidation Preference, and (ii) accumulated but unpaid dividends thereon (whether or not earned or declared) to, but not including, the date fixed for redemption (subject to Section 10(e) of this Statement of Preferences).

“Registration Rights Agreement” means the registration rights agreement entered into among the Trust and the Purchaser(s) dated as of the Closing Date and as amended from time to time.

“Registration Rights Failure” means any failure by the Trust to file a registration statement as required by the Registration Rights Agreement, or the Trust’s failure to reply to comments of the staff of the SEC on such registration statement within thirty (30) days of receipt (unless such delay is due to the unavailability of financial statements required to comply with the form requirements applicable to registration statements of the Trust), or the Trust’s failure to comply in any material respect with any other material provision of the Registration Rights Agreement necessary to effect such registration statement which has not been cured within 30 Business Days of the date of such violation.

“Registration Rights Failure Event” shall have the meaning specified in Section 2(e)(i) of this Statement of Preferences.

“Registration Rights Failure Rate” means 0.25% per annum, which rate shall be subject to a cumulative increase of an additional 0.25% per annum for each additional Week in respect of which any Registration Rights Failure has occurred and is continuing; provided, however, that the sum of the Registration Rights Failure Rate and the Ratings Spread shall not exceed 6.25%.

“Related Documents” means this Statement of Preferences, the Declaration of Trust, the Purchase Agreement, the Registration Rights Agreement and the VRTP Shares.

“Reporting Failure” means the Trust’s failure to comply with Sections 13(k)(xii) and (xiii) of this Statement of Preferences.

“Reporting Failure Cure Date” shall have the meaning specified in Section 2(e)(i) of this Statement of Preferences.

“Reporting Failure Event” shall have the meaning specified in Section 2(e)(i) of this Statement of Preferences.

“Reporting Failure Rate” means 0.25% per annum, which rate shall be subject to a cumulative increase of an additional 0.25% per annum for each additional Week in respect of which any Reporting Failure has occurred and is continuing; provided, however, that the sum of the Reporting Failure Rate and the Ratings Spread shall not exceed 6.25%.

“Rule 2a-7” means Rule 2a-7 under the 1940 Act.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Depository” means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the VRTP Shares.

“Series” shall have the meaning as set forth in the Recitals of this Statement of Preferences.

“Series of VRTP Shares” shall have the meaning as set forth in the Recitals of this Statement of Preferences.

“Statement of Preferences” means this Statement of Preferences of the VRTP Shares, as amended from time to time in accordance with the provisions hereof.

“Subsequent Rate Period” shall have the meaning set forth in Section 3 of Appendix A of this Statement of Preferences.

“Term Redemption Amount” shall have the meaning specified in Section 10(b)(ii)(A) of this Statement of Preferences.

“Term Redemption Date” means September 1, 2016 or such later date to which the Term Redemption Date may be extended in accordance with Section 10(b)(i)(A) of this Statement of Preferences.

“Total Holders” means, the Holders of 100% of the aggregate Outstanding VRTP Shares.

“Transfer Date” shall have the meaning set forth in Section 3 of Appendix A of this Statement of Preferences.

“Trust” shall have the meaning as set forth in the Recitals of this Statement of Preferences.

“Unrated” means any obligation which is unrated or has had its rating withdrawn by any of Moody’s, S&P or Fitch.

“U.S. Government Securities” means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, except in the case of United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Valuation Date” means (i) each Friday occurring after the Closing Date that is a Business Day, or for any such Friday that is not a Business Day, the immediately preceding Business Day, and (ii) the Closing Date.

“VRTP Shares” shall have the meaning as set forth in the Recitals of this Statement of Preferences.

“Voting Period” shall have the meaning specified in Section 4(b)(i) of this Statement of Preferences.

“Week” means a period of seven consecutive calendar days.

The headings preceding the text of Sections included in this Statement of Preferences are for convenience only and shall not be deemed part of this Statement of Preferences or be given any effect in interpreting this Statement of Preferences. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Statement of Preferences. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Statement of Preferences), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Except as otherwise expressly set forth herein, reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations and enforcement procedures. Where the initial letter of terms that are defined in this document are made upper-case to denote they are defined, use of the same word with an initial lower-case letter shall be given their plain meaning and not the meaning given to the defined term, if different from the plain meaning.

TERMS

1.	Number of Authorized Shares.

(a) Authorized Shares. The number of authorized shares constituting VRTP Shares shall be 1,250.

(b) Authorized Shares per Series. The number of shares authorized for each Series of VRTP Shares shall be as set forth with respect to such Series in Appendix A hereto.

(c) Capitalization. So long as any VRTP Shares are Outstanding, the Trust shall not issue (x) any class or series of shares ranking prior to or on a parity with the VRTP Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust or (y) any other “senior security” (as defined in the 1940 Act as of the Closing Date) except for Permitted Debt and the Series of VRTP Shares contemplated herein. If any such “senior security,” indebtedness, contingent obligation, or obligation under any derivative transaction is created or incurred by the Trust, other than as permitted herein, the Trust shall redeem, retire or terminate such “senior security” or otherwise cure such non-compliance within five (5) Business Days of the Trust’s knowledge of the existence thereof. The Trust shall not be deemed to have breached this Section 1(c) if the Trust cures such non-compliance within the foregoing cure period.

(d) Capital and Surplus. For so long as any VRTP Shares are outstanding, (i) for any of the Trust’s shares of beneficial interest having a par value, the portion of any consideration received by the Trust for such shares equal to the aggregate par value of such shares shall be deemed to be capital of the Trust, and (ii) for any of the Trust’s shares of beneficial interest having no par value, the portion of any consideration received by the Trust for such shares that shall be deemed to be capital of the Trust shall equal $0.01 per share multiplied by the number of such shares issued by the Trust, unless in either or each case the Board of Trustees by resolution determines that a greater portion of such consideration shall be capital of the Trust. The capital of the Trust may be increased from time to time by resolution of the Board of Trustees directing that a portion of the net assets of the Trust in excess of the amount so determined to be capital be transferred to the capital account. The excess, if any, at any given time, of the net assets of the Trust over the amount determined to be capital shall be surplus. Solely for purposes of determining the capital and surplus of the Trust pursuant to this Section 1(d), the Trust’s net assets means the amount by which total assets of the Trust exceed its total liabilities. Capital and surplus are not liabilities for this purpose. For the avoidance of doubt, “funds legally available therefor under Applicable Law” of the Trust for purposes of this Statement of Preferences shall mean surplus computed as set forth above.

(e) Reduction of Capital. The Trust may reduce its capital by a resolution of the Board of Trustees in any of the following ways:

(i)	by reducing or eliminating the capital represented by shares of beneficial interest which have been retired;

(ii)	by applying to an otherwise authorized purchase or redemption of outstanding shares of beneficial interest some or all of the capital represented by the shares being purchased or redeemed, or any capital that has not been allocated to any particular class of beneficial interest;

(iii)	by applying to an otherwise authorized conversion or exchange of its outstanding shares of beneficial interest some or all of the capital represented by the shares being converted or exchanged, or some or all of any capital that has not been allocated to any particular class or series of its shares of beneficial interest, or both, to the extent that such capital in the aggregate exceeds the total aggregate par value or the stated capital of any previously unissued shares issuable upon such conversion or exchange; or

(iv)	by transferring to surplus (A) some or all of the capital not represented by any particular class or series of its beneficial interests, (B) some or all of the capital represented by its issued shares of beneficial interests having a par value, which capital is in excess of the aggregate par value of such shares, or (C) some of the capital represented by issued shares of its beneficial interests without par value.

Notwithstanding the other provisions of this Section (d), no reduction of capital shall be made or effected unless the assets of the Trust remaining after such reduction shall be sufficient to pay any debts of the Trust for which payment has not been otherwise provided.

2.	Dividends.

(a) Ranking. The shares of any Series of VRTP Shares shall rank on a parity with each other, with shares of any other Series of VRTP Shares and with shares of any other Series of Preferred Shares as to the payment of dividends by the Trust.

(b) Cumulative Cash Dividends. The Holders of VRTP Shares of any Series shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor under Applicable Law and otherwise in accordance with the Declaration of Trust, cumulative cash dividends at the Applicable Rate for such VRTP Shares, determined as set forth in Section 2(e) of this Statement of Preferences, and no more, payable on the Dividend Payment Dates with respect to such VRTP Shares. Holders of VRTP Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on VRTP Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on VRTP Shares which may be in arrears, and no additional sum of money shall be payable in respect of such arrearage; provided that nothing in this Section 2(b) shall be deemed to affect the obligation of the Trust to accumulate and pay dividends at the rate applicable on Increased Rate Days as contemplated by Section 2(e) of this Statement of Preferences. All dividend payments shall be calculated and payable in U.S. Dollars.

(c) Dividends Cumulative from Date of Original Issue. Dividends on VRTP Shares of any Series shall be declared daily and accumulate at the Applicable Rate until paid for such VRTP Shares from the Date of Original Issue thereof.

(d) Dividend Payment Dates. The Dividend Payment Date with respect to each Series of VRTP Shares are set forth in Section 4 of Appendix A to this Statement of Preferences.

(e) Applicable Rates. The dividend rate on VRTP Shares for each Rate Period shall be calculated by the Redemption and Paying Agent and shall be equal to the rate per annum that results from the Applicable Rate Determination for such VRTP Shares on the Rate Determination Date for such Rate Period, which shall be the sum of the (1) Applicable Base Rate and (2) Ratings Spread (the “Applicable Rate”); provided, however, that (A) upon the occurrence of an Increased Rate Event, for each day from (and including) the day the Increased Rate Event first occurs to (and excluding) the day the Increased Rate Event is cured (the “Increased Rate Days”), the Applicable Rate shall be a rate equal to the sum of (1) the Applicable Base Rate and (2) 6.25%, (B) in the event of a Registration Rights Failure that is not cured within three (3) Business Days after the Trust has actual knowledge of such failure (the “Registration Rights Failure Event”), for each day from (and including) the day the Registration Rights Failure first occurs to (and excluding) the day the Registration Rights Failure is cured, which days are not Increased Rate Days, the Applicable Rate shall be a rate equal to the sum of (1) the Applicable Base Rate, (2) the Ratings Spread and (3) the Registration Rights Failure Rate, and (C) in the event of a Reporting Failure that is not cured within fourteen (14) days (the “Reporting Failure Cure Date”) after written notification to the Trust by a Holder of such failure (the “Reporting Failure Event”), for each day from (and including) the day the Reporting Failure Event first occurs to (and excluding) the day the Reporting Failure is cured, which days are not Increased Rate Days, the Applicable Rate shall be a rate equal to the sum of (1) the Applicable Base Rate, (2) the Ratings Spread and (3) the Reporting Failure Rate. The Applicable Rate for any day that is not a Business Day shall be the Applicable Rate determined on the immediately preceding Rate Determination Date. The Applicable Rate for any day shall in no event exceed the Maximum Rate.

(f) Dividend Payments by the Trust to Redemption and Paying Agent. In connection with each Dividend Payment Date for VRTP Shares, the Trust shall pay to the Redemption and Paying Agent, not later than 12:00 noon, New York City time, on the Business Day immediately preceding the Dividend Payment Date, an aggregate amount of Deposit Securities equal to the dividends to be paid to all Holders of VRTP Shares on such Dividend Payment Date as determined in accordance with Section 4 of Appendix A to this Statement of Preferences or as otherwise provided for. If an aggregate amount of funds equal to the dividends to be paid to all Holders of VRTP Shares on such Dividend Payment Date are not available in New York, New York, by 12:00 noon, New York

City time, on the Business Day immediately preceding such Dividend Payment Date, the Redemption and Paying Agent will notify the Holders by Electronic Means of such fact prior to the close of business on such day.

(g) Redemption and Paying Agent to Hold Dividend Payments by Trust in Trust. All Deposit Securities paid to the Redemption and Paying Agent for the payment of dividends shall be held in trust for the payment of such dividends by the Redemption and Paying Agent for the benefit of the Holders specified in Section 2(h) of this Statement of Preferences. The Redemption and Paying Agent shall notify the Trust by Electronic Means of the amount of any funds deposited with the Redemption and Paying Agent by the Trust for any reason under the Redemption and Paying Agent Agreement, including for the payment of dividends or the redemption of VRTP Shares, that remain with the Redemption and Paying Agent after ninety (90) days from the date of such deposit and such amount shall, to the extent permitted by law, be repaid to the Trust by the Redemption and Paying Agent upon request by Electronic Means of the Trust. The Trust’s obligation to pay dividends to Holders in accordance with the provisions of this Statement of Preferences shall be satisfied upon payment by the Redemption and Paying Agent of such Dividends to the Securities Depository on the relevant Dividend Payment Date.

(h) Dividends Paid to Holders. Each dividend on VRTP Shares shall be declared daily to those Persons that are Holders at the close of business on each such day and paid on each Dividend Payment Date to the Holders thereof at the close of business on the day immediately preceding such Dividend Payment Date (or to the Holders thereof at the close of business on the day immediately preceding the Transfer Date with respect to any transfer that results in an exchange of shares of a Series for shares of another Series).

(i) Dividends Credited Against Earliest Accumulated But Unpaid Dividends. Any dividend payment made on VRTP Shares that is insufficient to cover the entire amount of dividends payable shall first be credited against the earliest accumulated but unpaid dividends due with respect to such VRTP Shares. Dividends in arrears for any past Dividend Period may be declared and paid on any date, without reference to any regular Dividend Payment Date, to the Holders on the record books of the Trust as of a record date to be fixed by the Board of Trustees, such record date not to exceed 15 days preceding the payment date of such dividends; provided, that the record date shall be the close of business on the day immediately preceding the Transfer Date with respect to the shares of any Series that have been transferred and exchanged for shares of another Series.

(j) Sources of Dividends. Notwithstanding anything expressed or implied herein to the contrary, the Board of Trustees may declare and pay dividends upon the VRTP Shares either (i) out of the Trust’s surplus, as defined in and computed in accordance with Sections 1(c) and 1(d) of this Statement of Preferences; or (ii) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the Trust, computed in accordance with Sections 1(d) and 1(e) of this Statement of Preferences, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by issued and outstanding shares of beneficial interest of all classes having a preference upon the distribution of assets, the Board of Trustees shall not declare and pay out of such net profits any dividends upon any shares of beneficial interest of any class until the deficiency in the amount of capital represented by the issued and outstanding shares of beneficial interest of all classes having a preference upon the distribution of assets shall have been repaired. Nothing is this Section 2(j) shall invalidate or otherwise affect a note, debenture or other obligation of the Trust paid by it as a dividend on its shares of beneficial interest, or any payment made thereon, if at the time such note, debenture or obligation was delivered by the Trust, the Trust had either surplus or net profits as provided in this Section 2(j)(i) or (ii) from which the dividend could lawfully have been paid.

3.	Reserved.

4.	Voting Rights.

(a) One Vote Per VRTP Share. Except as otherwise provided in the Declaration of Trust or as otherwise required by law, (i) each Holder of VRTP Shares shall be entitled to one vote for each VRTP Share held by such Holder on each matter submitted to a vote of shareholders of the Trust, and (ii) the holders of outstanding Preferred Shares, including each VRTP Share, and of Common Shares shall vote together as a single class; provided, however, that the holders of outstanding Preferred Shares, including VRTP Shares, voting together as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust, shall be entitled to elect two trustees of the Trust at all times, each Preferred Share, including each VRTP

Share, entitling the holder thereof to one vote. Subject to Section 4(b) of this Statement of Preferences, the holders of outstanding Common Shares and Preferred Shares, including VRTP Shares, voting together as a single class, shall elect the balance of the trustees.

(b) Voting for Additional Trustees.

(i)	Voting Period. During any period in which any one or more of the conditions described in subparagraphs (A) or (B) of this Section 4(b)(i) shall exist (such period being referred to herein as a “Voting Period”), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, including VRTP Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares, including VRTP Shares, shall be entitled, voting together as a single class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

(A)	if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on any outstanding Preferred Shares, including VRTP Shares, equal to at least two full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Redemption and Paying Agent (or other redemption and paying agent for Preferred Shares other than VRTP Shares, if applicable) for the payment of such accumulated dividends; or

(B)	if at any time holders of Preferred Shares are entitled under the 1940 Act to elect a majority of the trustees of the Trust.

Upon the termination of a Voting Period, the voting rights described in this Section 4(b)(i) shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this Section 4(b)(i).

(ii)	Notice of Special Meeting. As soon as reasonably practicable after the accrual of any right of the holders of Preferred Shares to elect additional trustees as described in Section 4(b)(i) of this Section 4, the Trust may call a special meeting of such holders, such call to be made by notice as provided in the bylaws of the Trust, such meeting to be held not less than ten (10) nor more than sixty (60) days after the date of mailing of such notice. If a special meeting is not called by the Trust, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be not less than ten (10) days nor more than sixty (60) prior to the date of such special meeting. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), shall be entitled to elect the number of trustees prescribed in Section 4(b)(i) of this Statement of Preferences on a one-vote-per-share basis.

(iii)

Terms of Office of Existing Trustees. The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of other Preferred Shares of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders of other Preferred Shares, together with the two incumbent trustees elected by the Holders and such other holders of other Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

(iv)	Terms of Office of Certain Trustees to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to Section 4(b)(i) of this Statement of Preferences shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to Section 4(b)(i) of this Statement of Preferences shall cease, subject to the provisions of the last sentence of Section 4(b)(i) of this Statement of Preferences.

(c) 1940 Act Matters. The affirmative vote of the holders of a “majority of the outstanding Preferred Shares,” including the VRTP Shares Outstanding at the time, voting as a separate class, shall be required to approve (A) any conversion of the Trust from a closed-end to an open-end investment company, (B) any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares and (C) any action requiring a vote of security holders of the Trust under Section 13(a) of the 1940 Act.

For purposes of the foregoing, “majority of the outstanding Preferred Shares” means (i) 67% or more of such shares present at a meeting, if the holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less. In the event a vote of Holders of VRTP Shares is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than 10 Business Days prior to the date on which such vote is to be taken, notify Moody’s (if Moody’s is then rating the VRTP Shares at the request of the Trust), Fitch (if Fitch is then rating the VRTP Shares at the request of the Trust) and Other Rating Agency (if any Other Rating Agency is then rating the VRTP Shares at the request of the Trust) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken.

(d) Exclusive Right to Vote on Certain Matters. Notwithstanding the foregoing, and except as otherwise required by the Declaration of Trust or Applicable Law, (i) Holders of a Series of Outstanding VRTP Shares will be entitled as a Series, to the exclusion of the holders of all other securities, including other Preferred Shares, Common Shares, other Series of VRTP Shares and other classes of shares of beneficial interest of the Trust, to vote on matters adversely affecting the VRTP Shares that do not adversely affect any of the rights of holders of such other securities, including other Preferred Shares, Common Shares, other Series of VRTP Shares and other classes of shares of beneficial interest of the Trust and (ii) Holders of a Series of Outstanding VRTP Shares will not be entitled to vote on matters adversely affecting any other Preferred Shares, Common Shares, other Series of VRTP Shares and other classes of shares of beneficial interest of the Trust that do not adversely affect any of the rights of such Holders of the VRTP Shares.

(e) Rights Set Forth Herein are Sole Rights. Unless otherwise required by law, the Holders of VRTP Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

(f) No Preemptive Rights or Cumulative Voting. The Holders of VRTP Shares shall have no preemptive rights or rights to cumulative voting.

(g) Voting for Trustees Sole Remedy for Trust’s Failure to Pay Dividends. In the event that the Trust fails to pay any dividends on the VRTP Shares, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this Section 4; provided that nothing in this Section 4(g) shall be deemed to affect the obligation of the Trust to accumulate and pay dividends at the Applicable Rate in the circumstances contemplated by Section 2(e)(i) of this Statement of Preferences.

(h) Holders Entitled to Vote. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Statement of Preferences, by the other provisions of the Declaration of Trust, by statute or otherwise by Applicable Law, no Holder shall be entitled to vote any VRTP Shares and no VRTP Shares shall be deemed to be “Outstanding” for the purpose of voting or determining the number of VRTP Shares required to constitute a quorum if, prior to or concurrently with the time of determination of VRTP Shares entitled to vote or VRTP Shares deemed Outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such VRTP Shares shall have been provided as set forth in Section 10(c) of this Statement of Preferences and Deposit Securities with a Market Value equal to the Redemption Price for the redemption of such VRTP Shares shall have been deposited in trust with the Redemption and Paying Agent for that purpose. VRTP Shares held (legally or beneficially) by the Trust or any affiliate of the Trust or otherwise controlled by the Trust or any affiliate of the Trust shall not have any voting rights or be deemed to be Outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

(i) Grant of Irrevocable Proxy. To the fullest extent permitted by Applicable Law, each Holder and Beneficial Owner may in its discretion grant an irrevocable proxy.

5.	Amendments and Rating Agencies.

(a) Except as may be otherwise expressly provided in respect of a particular provision of this Statement of Preferences or as otherwise required by Applicable Law, this Statement of Preferences may be amended only upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) a Majority.

(b) Notwithstanding Section 5(a), except as may be otherwise expressly provided by Section 5(g), 5(h) or 5(i) of this Statement of Preferences or as otherwise required by Applicable Law, so long as any VRTP Shares are Outstanding, (x) the definition of “Minimum Asset Coverage” and (y) Sections 1(b), 6(a), 6(b), Section 10(b)(ii), Section 13(h) and Section 13(i) of this Statement of Preferences may be amended only upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) the Holders of 66-2/3% of the Outstanding VRTP Shares. No amendment to Section 10(b)(ii) of this Statement of Preferences shall be effective unless the Trust has received written confirmation from each Rating Agency, as applicable, then rating the VRTP Shares at the requests of the Trust, that such amendment will not adversely affect the rating then assigned by such Rating Agency to the VRTP Shares.

(c) Notwithstanding Sections 5(a) and 5(b) of this Statement of Preferences, except as may be otherwise expressly provided by Sections 5(g), 5(h) or 5(i) of this Statement of Preferences or as otherwise required by Applicable Law, (i)(A) the provisions of (x) Section 1 of Appendix A to this Statement of Preferences set forth under the caption “Designation as to Series” (but only with respect to any VRTP Shares already issued and Outstanding), (y) Section 1(a) of this Statement of Preferences (but only with respect to any VRTP Shares already issued and Outstanding) and Sections 2(a), 2(b), 2(c), 2(d), 2(e)(i), 2(e)(ii), 2(j), 8, 10(a)(i), 10(b)(i), 10(h), 11(a), 11(b) or 11(c) of this Statement of Preferences and (z) the definitions “Applicable Base Rate”, “Applicable Rate”, “Dividend Payment Date”, “Dividend Period”, “Effective Leverage Ratio”, “Increased Rate Event”, “Liquidation Preference”, “Maximum Rate”, “Outstanding”, “Rate Determination Date”, “Ratings Spread”, “Redemption Price”, “Subsequent Rate Period” or “Term Redemption Date” may be amended so as to adversely affect the amount, timing or priority of any dividend, redemption or other payment or distribution due to the Holders and (B) the definition of “Effective Leverage Ratio” or the provisions of this Statement of Preferences specifying the calculation thereof may be amended, in each case, only upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) the Total Holders and (ii) the provisions listed in clause (i)(A) above may otherwise be amended upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) the holders of 66 2/3% of the Outstanding VRTP Shares.

(d) If any action set forth above in Section 5(b) would affect, or in Section 5(a) or 5(c) would adversely affect, the rights of one or more Series (the “Affected Series”) of VRTP Shares in a manner different from any other Series of VRTP Shares, except as may be otherwise expressly provided as to a particular provision of this Statement of Preferences or as otherwise required by Applicable Law, the affirmative vote or consent of Holders of the corresponding percentage of the Affected Series Outstanding (as set forth in Section 5(a), (b) or (c)), shall also be required.

(e) Any amendment that amends a provision of this Statement of Preferences, the Declaration of Trust or the VRTP Shares that requires the vote or consent of Holders of a percentage greater than a Majority shall require such specified percentage to approve any such proposed amendment.

(f) Except as may be otherwise provided in this Statement of Preferences, without the prior written consent of a Majority, the Trust shall not agree to, consent to or permit any amendment, modification or repeal of any provision of the Declaration of Trust that would materially and adversely affect any preference, right or power of the VRTP Shares.

(g) Notwithstanding paragraphs (a) through (f) above or anything expressed or implied to the contrary in this Statement of Preferences, but subject to Applicable Law, a majority of the Board of Trustees may, by resolution duly adopted, without shareholder approval, but with at least 20 Business Days prior written notice to the Holders, amend or supplement this Statement of Preferences (1) to the extent not adverse to any Holder or Beneficial Owner, to supply any omission, or cure, correct or supplement any ambiguous, defective or inconsistent provision hereof; provided that if Holders of at least 66 2/3% of the VRTP Shares Outstanding, indicate in writing that they are adversely affected thereby not later than five (5) Business Days prior to the effective date of any such amendment or supplement, the Trust either shall not make any such amendment or supplement or may seek arbitration with respect to such matter (at the expense of the Trust), or (2) to reflect any amendments or supplements hereto which the Board of Trustees is expressly entitled to adopt pursuant to the terms of this Statement of Preferences without shareholder approval, including without limitation, (i) amendments pursuant to Section 5(h) of this Statement of Preferences, (ii) amendments the Board of Trustees deem necessary to conform this Statement of Preferences to the requirements of Applicable Law or the requirements of the Code, (iii) amendments to effect or implement any plan of reorganization among the Trust and any registered investment companies under the 1940 Act that has been approved by the requisite vote of the Trust’s shareholders or (iv) to designate additional Series of VRTP Shares (and terms relating thereto) to the extent permitted by this Statement of Preferences, the VRTP Shares and the Declaration of Trust. Any arbitration commenced pursuant to clause 1 of the immediately preceding sentence shall be conducted in New York, New York and in accordance with the American Arbitration Association rules.

(h) Notwithstanding anything expressed or implied to the contrary in this Statement of Preferences, the Board of Trustees may, subject to this Section 5(h), at any time, terminate the services of a Rating Agency then providing a rating for VRTP Shares of such Series with or without replacement, in either case, without the approval of Holders of VRTP Shares of such Series or other shareholders of the Trust; provided that, subject to clauses (ii) and (iii) below, the Trust shall use commercially reasonable efforts to cause at least two Rating Agencies to issue long-term credit ratings with respect to each Series of VRTP Shares for so long as such Series is Outstanding.

(i)	The Board of Trustees, without the approval of the Holders of any Series of VRTP Shares or other shareholders of the Trust, may terminate the services of any Rating Agency then providing a rating for a Series of VRTP Shares and replace it with another NRSRO, provided that the Trust provides seven (7) days’ notice by Electronic Means to the Holders of VRTP Shares of such Series prior to terminating the services of a Rating Agency and replacing it with another NRSRO that, at the time of such replacement has (i) published a rating for the VRTP Shares of such Series and (ii) entered into an agreement with the Trust to continue to publish such rating subject to such NRSRO’s customary conditions.

(ii)	(A) The Board of Trustees, without the approval of Holders of VRTP Shares or other shareholders of the Trust, may terminate the services of any Rating Agency then providing a rating for a Series of VRTP Shares without replacement, provided that (I) the Trust has given the Redemption and Paying Agent, and such terminated Rating Agency and Holders of VRTP Shares of such Series at least 45 calendar days’ advance written notice of such termination of services, (II) the Trust is in compliance with the Rating Agency Provisions of such terminated Rating Agency at the time the notice required in clause (I) hereof is given and at the time of the termination of such Rating Agency’s services, and (III) the VRTP Shares of such Series continue to be rated by at least two Rating Agencies at and after the time of the termination of such Rating Agency’s services.

(B) On the date that the notice is given as described in the preceding clause (A) and on the date that the services of the applicable Rating Agency are terminated, the Trust shall provide the Redemption and Paying Agent and such terminated Rating Agency with an officers’ certificate as to the compliance with the provisions of the preceding clause (A).

(iii)	In the event a Rating Agency ceases to furnish a preferred share rating or the Trust terminates a Rating Agency in accordance with Section 5(h)(i) or Section 5(h)(ii) of this Statement of Preferences and such Rating Agency is no longer rating any VRTP Shares at the request of the Trust, the Trust shall no longer be required to comply with the applicable Rating Agency Provisions of the Rating Agency so ceasing to furnish a preferred share rating or so terminated and, as applicable, the Trust shall be required to thereafter comply only with the Rating Agency Provisions of each Rating Agency then providing a rating for the VRTP Shares of a Series at the request of the Trust, and any credit rating of such terminated Rating Agency, to the extent it would have been taken into account in any of the provisions hereof for a Series, shall be disregarded, and only the credit ratings of the Rating Agencies then providing a rating for the VRTP Shares of a Series shall be taken into account for purposes hereof, provided that, for purposes of determining the Applicable Rate applicable to a Rate Determination Date, any designation of a Rating Agency will take effect on or as of the Rate Determination Date next succeeding the date of such designation.

(iv)	Notwithstanding anything herein to the contrary, but subject to this Section 5(h), the Rating Agency Guidelines, as they may be amended from time to time by the respective Rating Agency, will be reflected in a written document and may be amended by the respective Rating Agency without the vote, consent or approval of the Trust, the Board of Trustees or any holder of Preferred Shares, including any Series of VRTP Shares, or any other shareholder of the Trust. Subject to this Section 5(h), the Board of Trustees, without the vote or consent of any holder of Preferred Shares, including any Series of VRTP Shares, or any other shareholder of the Trust, may from time to time take such actions as may be reasonably required in connection with obtaining, maintaining or changing the rating of any Rating Agency that is then rating the VRTP Shares at the request of the Trust, and any such action will not be deemed to affect the preferences, rights or powers of Preferred Shares, including VRTP Shares, or the Holders thereof, provided that the Board of Trustees receives written confirmation from such Rating Agency then rating the VRTP Shares at the request of the Trust (with such confirmation in no event being required to be obtained from a particular Rating Agency with respect to definitions or other provisions relevant only to and adopted in connection with another Rating Agency’s rating of any Series of VRTP Shares) that any such action would not adversely affect the rating then assigned by such Rating Agency.

(i) Notwithstanding the foregoing, nothing in this Section 5 is intended in any way to limit the ability of the Board of Trustees to, subject to Applicable Law, amend or alter any provisions of this Statement of Preferences at any time that there are no VRTP Shares Outstanding.

6.	Minimum Asset Coverage and Other Financial Requirements.

(a) Minimum Asset Coverage. The Trust shall maintain, on each Business Day of each week in which any VRTP Share is Outstanding, the Minimum Asset Coverage.

(b) Effective Leverage Ratio. The Trust shall maintain an Effective Leverage Ratio of not greater than 45% (other than solely by reason of fluctuations in the market value of its portfolio securities). In the event that the Trust’s Effective Leverage Ratio exceeds 45% (whether by reason of fluctuations in the market value of its portfolio securities or otherwise) as of the close business on any Business Day, the Trust shall cause the Effective Leverage Ratio to be 45% or lower within 10 Business Days (“Effective Leverage Ratio Cure Period”).

(c) Derivative Transactions. The Trust shall not enter into any Derivative Contracts other than Permitted Derivative Contracts. If any non-compliance with respect to the foregoing restriction on Derivative Contracts for investment purposes occurs, the Trust shall cure such non-compliance within five (5) Business Days of the Trust’s knowledge of the existence thereof.

(d) Limitation on Debt. For so long as any of the VRTP Shares are outstanding, the Trust shall not incur any Debt or contingent obligations, except for Permitted Debt. If any Debt is incurred in violation of the foregoing provision, the Trust shall cure such violation within five (5) Business Days of the Trust’s knowledge of the existence thereof.

(e) Limitation on Liens. For so long as any of the VRTP Shares are outstanding, the Trust shall not pledge, create, incur or suffer to exist any Lien on any portfolio security or other Asset of the Trust except for Permitted Liens. If any pledge or security interest or transfer in violation of the foregoing provision is created, incurred or made by the Trust, the Trust shall cure such violation within five (5) Business Days of the Trust’s knowledge of the existence thereof.

(f) Investment Policy. At least 80% of the Trust’s net assets (including borrowings for investment purposes) will be invested in any combination of the following credit securities: (i) senior secured floating rate and fixed rate loans (ii) second lien or other subordinated or unsecured loans or debt; and (iii) other debt obligations, including high-yield, high-risk, obligations; provided, however, the Trust may invest 100% of the Trust’s total assets in cash, cash equivalents and other high quality, short-term debt securities for temporary defensive purposes; and provided further, that to the extent the Trust invests in structured products or swaps that adjust exposure to credit securities or in credit securities of issuers that are organized or located in countries other than the United States (including U.S. dollar denominated and non-U.S. dollar denominated securities), such investments will be counted for purposes of the foregoing policy. If the foregoing policy is adhered to at the time a transaction is effected, later changes in percentage resulting from changing market values will not be considered a breach of such policy. Notwithstanding anything herein to the contrary, this Section 6(f) may be amended with the vote or consent of a 1940 Act Majority of the Trust’s outstanding voting securities, with the holders of the Trust’s outstanding Common Shares and Preferred Shares voting or consenting as a single class, and the separate vote or consent of a 1940 Act Majority of the Preferred Shares, voting or consenting as a separate class.

7.	Basic Maintenance Amount.

(a) So long as VRTP Shares are Outstanding, the Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) Moody’s Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount (if Moody’s is then rating the VRTP Shares at the request of the Trust), (ii) Fitch Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount (if Fitch is then rating the VRTP Shares at the request of the Trust), and (iii) Other Rating Agency Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount (if any Other Rating Agency is then rating the VRTP Shares at the request of the Trust).

(b) The Trust shall deliver to each Rating Agency which is then rating VRTP Shares at the request of the Trust and any other party specified in the Rating Agency Guidelines all certificates that are set forth in the respective Rating Agency Guidelines regarding Minimum Asset Coverage, the Basic Maintenance Amount and/or related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines (each, a “Rating Agency Certificate”). A failure by the Trust to deliver a Rating Agency Certificate with respect to the Basic Maintenance Amount shall be deemed to be delivery of a Rating Agency Certificate indicating the Discounted Value for all assets of the Trust is less than the Basic Maintenance Amount, as of the relevant Valuation Date; provided, however, that the Trust shall have the ability to cure such failure to deliver a Rating Agency Certificate within one day of receipt of notice from such Rating Agency that the Trust failed to deliver such Rating Agency Certificate.

8.	Restrictions on Dividends and Other Distributions.

(a) Dividends on Preferred Shares Other Than VRTP Shares. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest of the Trust ranking, as to the payment of dividends, on a parity with VRTP Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each Series of VRTP Shares through their most recent Dividend Payment Date. When dividends are not paid in full upon the shares of each Series of VRTP Shares through their most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest of the Trust ranking on a parity as to the payment of dividends with VRTP Shares through their most recent respective dividend payment dates, all dividends declared upon VRTP Shares and any other such class or series of shares of beneficial interest of the Trust ranking on a parity as to the payment of dividends with VRTP Shares shall be declared pro rata so that the amount of dividends declared per share on VRTP Shares and such other class or series of shares of beneficial interest of the Trust shall in all cases bear to each other the same ratio that accumulated dividends per share on the VRTP Shares and such other class or series of shares of beneficial interest of the Trust bear to each other (for purposes of this sentence, the amount of dividends declared per VRTP Share shall be based on the Applicable Rate for such VRTP Share effective during the Dividend Periods during which dividends were not paid in full).

(b) Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act. Without limiting the requirements of Section 8(c)(ii), the Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase or otherwise acquire for consideration Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or such purchase or other acquisition an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares of stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend or distribution or the price or other amount paid in respect of such purchase or acquisition, as the case may be.

(c) Other Restrictions on Dividends and Other Distributions.

(i)	For so long as any VRTP Share is Outstanding, and except as set forth in Section 8(a) and Section 11(c) of this Statement of Preferences, (A) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the VRTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Trust ranking junior to or on a parity with the VRTP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the VRTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Trust ranking junior to or on a parity with VRTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (1) full cumulative dividends on shares of each Series of VRTP Shares through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Redemption and Paying Agent and (2) the Trust has redeemed the full number of VRTP Shares required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to VRTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Trust ranking junior to VRTP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to VRTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody’s Eligible Assets (if Moody’s is then rating the VRTP Shares at the request of the Trust), Fitch Eligible Assets (if Fitch is then rating the VRTP Shares at the request of the Trust) and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VRTP Shares at the request of the Trust) would each at least equal the Basic Maintenance Amount.

(ii)	Notwithstanding anything expressed or implied herein to the contrary, the Trust shall not purchase, redeem, acquire or declare any dividends on any Common Shares, Preferred Shares (other than the VRTP Shares) or warrants of the Trust if immediately after giving effect to such action an Increased Rate Event or Mandatory Redemption Event or an event which with the passage of time or notice, or both, would constitute an Increased Rate Event or a Mandatory Redemption Event shall have occurred or be continuing.

9.	Rating Agency Restrictions. For so long as any VRTP Shares are Outstanding and any Rating Agency is then rating the VRTP Shares at the request of the Trust, the Trust will not engage in certain proscribed transactions set forth in the Rating Agency Guidelines, unless it has received written confirmation from each such Rating Agency that proscribes the applicable transaction in its Rating Agency Guidelines that any such action would not impair the rating then assigned by such Rating Agency to a Series of VRTP Shares.

10.	Redemption.

(a)	Optional Redemption.

(i) Subject to the provisions of Section 10(a)(iii) of this Statement of Preferences, VRTP Shares of any Series may be redeemed, at the option of the Trust, at any time, as a whole or from time to time in part, out of funds legally available therefor under Applicable Law, at the Redemption Price; provided, however, that VRTP Shares may not be redeemed in part if after such partial redemption fewer than 50 VRTP Shares would remain Outstanding.

(ii) If more than one Series of VRTP Shares is outstanding, the number of VRTP Shares of each Series to be redeemed shall be selected pro rata from the Holders of VRTP Shares of each Series in proportion to the number of VRTP Shares in each Series relative to the number of VRTP Shares in each other Series or by lot or other fair method as determined by the Trust’s Board of Trustees, in accordance with the rules and regulations of the Securities Depository, if applicable. If fewer than all of the Outstanding VRTP Shares of a Series are to be redeemed pursuant to Section 10(a)(i) of this Statement of Preferences, the number of VRTP Shares of such Series to be redeemed shall be selected pro rata from the Holders of VRTP Shares of such Series in proportion to the number of VRTP Shares of such Series held by such Holders or by lot or other fair method as determined by the Trust’s Board of Trustees, in accordance with the rules and regulations of the Securities Depository, if applicable. Subject to the provisions of this Statement of Preferences and Applicable Law, the Trust’s Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which VRTP Shares will be redeemed from time to time.

(iii) The Trust may not on any date send a Notice of Redemption pursuant to Section 10(c) of this Statement of Preferences in respect of a redemption contemplated to be effected pursuant to this Section 10(a) unless on such date (A) the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable Redemption Date and having a Market Value not less than the amount due to Holders of VRTP Shares by reason of the redemption of such VRTP Shares on such Redemption Date and (B) the Discounted Value of Moody’s Eligible Assets (if Moody’s is then rating the VRTP Shares at the request of the Trust), the Discounted Value of Fitch Eligible Assets (if Fitch is then rating the VRTP Shares at the request of the Trust) and the Discounted Value of Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VRTP Shares at the request of the Trust) would at least equal the Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date. For purposes of determining in clause (B) of the preceding sentence whether the Discounted Value of Moody’s Eligible Assets at least equals the Basic Maintenance Amount, the Moody’s Discount Factors applicable to Moody’s Eligible Assets shall be determined by reference to the first Exposure Period longer than the Exposure Period then applicable to the Trust, as described in the definition of Moody’s Discount Factor herein.

(b)	Term/Mandatory Redemption.

(i)(A) Term Redemption. The Trust shall redeem, out of funds legally available therefor under Applicable Law, all Outstanding VRTP Shares of a Series on the Term Redemption Date for such Series at the Redemption Price; provided, however, the Trust shall have the right, exercisable not more than 180 days nor less than 60 days prior to the Liquidity Account Initial Date, to request that the Total Holders of such Series extend the term of the Term Redemption Date for such Series for an additional 364-day period (the “Term Extension Request”), which request may be conditioned upon terms and conditions that are different from the terms and conditions herein. Each Holder of such Series of VRTP Shares shall, no later than 30 days after receiving such request, notify the Trust and the Redemption and Paying Agent of its acceptance or rejection of such request, which acceptance by any such Holder may be conditioned upon terms and conditions which are different from the terms and conditions herein or the terms and conditions proposed by the Trust in making an extension request (a “Conditional Acceptance”). If any Holder of such Series of VRTP Shares fails to notify the Trust and the Redemption and Paying Agent of its acceptance or rejection of the Trust’s request for extension within such 30-day period, such failure to respond shall constitute a rejection of such request. If the Total Holders provide a Conditional Acceptance, then the Trust shall have 30 days thereafter to notify the Total Holders and the Redemption and Paying Agent of its acceptance or rejection of the terms and conditions specified in the Total Holders’ Conditional Acceptance. The Trust’s failure to notify the Total Holders and the Redemption and Paying Agent within such 30-day period will be deemed a rejection of the terms and conditions specified in the Total Holders’ Conditional Acceptance. The Total Holders of a Series of VRTP Shares may grant or deny any request for extension of the Term Redemption Date for such Series in their sole and absolute discretion.

(B) Basic Maintenance Amount, Minimum Asset Coverage and Effective Leverage Ratio Mandatory Redemption. The Trust also shall redeem, out of funds legally available therefor under Applicable Law, at the Redemption Price, certain of the VRTP Shares, if the Trust (i) fails to have either Moody’s Eligible Assets (if Moody’s is then rating a Series of VRTP Shares at the request of the Trust) with a Discounted Value, Fitch Eligible Assets (if Fitch is then rating a Series of VRTP Shares at the request of the Trust) with a Discounted Value, or Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating a Series of VRTP Shares at the request of the Trust) with a Discounted Value greater than or equal to the Basic Maintenance Amount, (ii) fails to maintain the Minimum Asset Coverage in accordance with this Statement of Preferences or (iii) fails to maintain the Effective Leverage Ratio in accordance with this Statement of Preferences, and such failure is not cured on or before the applicable Cure Date. If a redemption pursuant to this Section 10(b)(i)(B) is to occur, the Trust shall cause a Notice of Redemption to be sent to Holders in accordance with Section 10(c) of this Statement of Preferences and cause to be deposited Deposit Securities or other sufficient funds, out of funds legally available therefor under Applicable Law, in trust with the Redemption and Paying Agent in accordance with the terms of this Statement of Preferences or other applicable paying agent in accordance with the terms of any other Preferred Shares to be redeemed. The number of VRTP Shares to be redeemed shall be equal to the lesser of (A) the sum of (x) the minimum number of VRTP Shares, together with all other Preferred Shares subject to redemption, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the applicable Cure Date, would result in the Trust’s (I) having each of Moody’s Eligible Assets (if Moody’s is then rating a Series of VRTP Shares at the request of the Trust) with a Discounted Value, Fitch Eligible Assets (if Fitch is then rating a Series of VRTP Shares at the request of the Trust) with a Discounted Value and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating a Series of VRTP Shares at the request of the Trust) with a Discounted Value greater than or equal to the Basic Maintenance Amount, (II) satisfying and maintaining the Minimum Asset Coverage or (III) satisfying and maintaining the Effective Leverage Ratio, as the case may be, as of the applicable Cure Date and (y) the number of additional VRTP Shares that the Trust may elect to simultaneously redeem in accordance with Section 10(a) of this Statement of Preferences (provided, however, that if there is no such minimum number of VRTP Shares and other Preferred Shares the redemption of which would have such result, all Preferred Shares then outstanding shall be redeemed); provided, however, all of the VRTP Shares must be redeemed if any such mandatory redemption would result in fewer than 50 VRTP Shares Outstanding, and (B) the maximum number of VRTP Shares, together with all other Preferred Shares subject to redemption, that can be redeemed out of funds legally available therefor under Applicable Law and otherwise in accordance with the Declaration of Trust. In determining the VRTP Shares required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to maintain and satisfy the Basic Maintenance Amount, the Minimum Asset Coverage or the Effective Leverage Ratio, as the case may be, pro rata, by lot or other fair method as determined by the Trust’s Board of Trustees, in accordance with the rules and regulations of the Securities Depository, if applicable, and Applicable Law, among the VRTP Shares and other Preferred Shares (and, then, pro rata, by lot or other fair method as determined by the Trust’s Board of Trustees, in accordance with the rules and regulations of the Securities Depository, if applicable, and Applicable Law, among each Series of VRTP Shares) subject to redemption. The Trust shall effect such redemption on the date fixed by the Trust therefor, which date shall not be earlier than 10 Business Days nor later than 60 days after the applicable Cure Date, except that if the Trust does not have funds legally available under Applicable Law for the redemption of all of the required number of VRTP Shares and other Preferred Shares which are subject to redemption or the Trust otherwise is unable as a result of Applicable Law to effect such redemption on or prior to 60 days after the applicable Cure Date, the Trust shall redeem those VRTP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If more than one Series of VRTP Shares is outstanding, the number of VRTP Shares of each Series to be redeemed shall be selected pro rata from the Holders of VRTP Shares of each Series in proportion to the number of VRTP Shares in each Series or by lot or other fair method as determined by the Trust’s Board of Trustees, in accordance with the rules and regulations of the Securities Depository, if applicable. If fewer than all of the Outstanding VRTP Shares of a Series are to be redeemed pursuant to Section 10(b)(i)(B) of this Statement of Preferences, the number of VRTP Shares of such Series to be redeemed shall be selected pro rata from the Holders of VRTP Shares of such Series in proportion to the number of VRTP Shares of such Series held by such Holders or by lot or other fair method as determined by the Trust’s Board of Trustees, in accordance with the rules and regulations of the Securities Depository, if applicable.

(C) Other Mandatory Redemption Events. The Trust shall redeem, out of funds legally available therefor under Applicable Law, at the Redemption Price, all of the VRTP Shares, if any of the following events occur: (i) any Increased Rate Event has occurred and is continuing for 180 days; (ii) the Trust is not in compliance with Section 1(c), Section 5(a), Section 5(b), Section 6(c), Section 6(d), Section 6(e), Section 6(f), Section 8(a), Section 8(b), Section 8(c)(ii), Section 10(k) or Section 13(i) and such non-compliance has continued for 30 days; (iii) the Trust is not in compliance with Section 13(k)(i), Section 13(k)(iii), Section 13(k)(v), Section 13(k)(viii), Section 13(k)(ix), Section 13(k)(x), Section 13(k)(xi), Section 13(k)(xii) or Section 13(k)(xiii) of this Statement of Preferences and such non-compliance has continued for 30 days after the earlier of the Trust having actual knowledge of such non-compliance or the Trust having received written notice of the occurrence of such non-compliance from a Holder; (iv) any Bankruptcy Event shall occur; or (v) the Investment Adviser shall cease to be a wholly-owned direct or indirect subsidiary of Invesco Ltd. or the investment advisory agreement between the Trust and the Investment Adviser shall have terminated, unless a replacement investment advisory agreement substantially similar in all material respects to the investment advisory agreement in effect on the Closing Date has been entered into with the Investment Adviser. If a redemption pursuant to this Section 10(b)(i)(C) is to occur, the Trust shall cause a Notice of Redemption to be sent to Holders in accordance with Section 10(c) of this Statement of Preferences and cause to be deposited Deposit Securities or other sufficient funds, out of funds legally available therefor under Applicable Law, in trust with the Redemption and Paying Agent in accordance with the terms of this Statement of Preferences. The Trust shall effect such redemption on the date fixed by the Trust therefor, which date shall not be earlier than 10 Business Days nor later than 60 days after the date the redemption event occurred, except that if the Trust does not have funds legally available under Applicable Law for the redemption of all of the required number of VRTP Shares which are subject to redemption or the Trust otherwise is unable as a result of Applicable Law to effect such redemption on or prior to 60 days after the date the redemption event occurred, the Trust shall redeem those VRTP Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the Outstanding VRTP Shares of a Series are to be redeemed pursuant to Section 10(b)(i)(C) of this Statement of Preferences, the number of VRTP Shares of such Series to be redeemed shall be selected pro rata from the Holders of VRTP Shares of such Series in proportion to the number of VRTP Shares of such Series held by such Holders or by lot or other fair method as determined by the Trust’s Board of Trustees, in accordance with the rules and regulations of the Securities Depository, if applicable. If fewer than all of the Outstanding VRTP Shares of a Series are to be redeemed pursuant to Section 10(b)(i)(C) of this Statement of Preferences, and if more than one Series of VRTP Shares is outstanding, then the number of VRTP Shares of each Series to be redeemed shall be selected pro rata from the Holders of VRTP Shares of each Series in proportion to the number of VRTP Shares in each Series or by lot or other fair method as determined by the Trust’s Board of Trustees, in accordance with the rules and regulations of the Securities Depository, if applicable.

(ii)(A) On or prior to the Liquidity Account Initial Date with respect to any Series of VRTP Shares, the Trust shall cause the Custodian to segregate, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian’s normal procedures, from the other assets of the Trust (a “Liquidity Account”) Liquidity Account Investments with a Market Value equal to at least 110% of the Term Redemption Amount with respect to such Series. The “Term Redemption Amount” for any Series of VRTP Shares shall be equal to the Redemption Price to be paid on the Term Redemption Date for such Series, based on the number of shares of such Series then Outstanding, assuming for this purpose that the Applicable Rate for such Series in effect at the time of the creation of the Liquidity Account for such Series will be the Applicable Rate as in effect at such time of creation until the Term Redemption Date for such Series. If, on any date after the Liquidity Account Initial Date, the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for a Series of VRTP Shares as of the close of business on any Business Day is less than 110% of the Term Redemption Amount with respect to such Series, then the Trust shall cause the Custodian and the Investment Adviser to segregate additional or substitute assets of the Trust as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for such Series is equal to at least 110% of the Term Redemption Amount with respect to such Series not later than the close of business on the next succeeding Business Day. With respect to assets of the Trust segregated as Liquidity Account Investments, the Investment Adviser, on behalf of the Trust, shall be entitled to instruct the Custodian on any date to release any Liquidity Account Investments from such segregation and to substitute therefor other Liquidity Account Investments (including, for the avoidance of doubt, Liquidity Account Investments constituting Deposit Securities), so long as (x) the assets of the Trust segregated as Liquidity Account Investments at the close of business on such date have a Market Value equal to at least 110% of the Term Redemption Amount with respect to such Series and (y) the assets of the Trust designated and segregated as Deposit Securities at the close of business on such date have a Market Value equal to at least the Liquidity Requirement (if any) determined in accordance with paragraph (B) below with respect to such Series for such date. The Trust shall cause the Custodian not to permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Liquidity Account for any Series of VRTP Shares, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees or repayment for its advances. Notwithstanding anything expressed or implied herein to the contrary, the assets of the Liquidity Account shall continue to be assets of the Trust subject to the interests of all creditors and shareholders of the Trust.

(B) The Market Value of the Deposit Securities held in the Liquidity Account for a Series of VRTP Shares, from and after the 15th day of the calendar month (or, if such day is not a Business Day, the next succeeding Business Day) that is the number of months preceding the calendar month in which the Term Redemption Date for such Series occurs, as specified in the table set forth below, shall not be less than the percentage of the Term Redemption Amount for such Series set forth below opposite such number of months (the “Liquidity Requirement”), but in all cases subject to the cure provisions of paragraph (C) below:

Number of Months Preceding Month of Term Redemption Date	Value of Deposit Securities as Percentage of Term Redemption Amount
5	20%
4	40%
3	60%
2	80%
1	100%

(C) If the aggregate Market Value of the Deposit Securities included in the Liquidity Account for a Series of VRTP Shares as of the close of business on any Business Day is less than the Liquidity Requirement in respect of such Series for such Business Day, then the Trust shall cause the segregation of additional or substitute Deposit Securities in respect of the Liquidity Account for such Series, so that the aggregate Market Value of the Deposit Securities included in the Liquidity Account for such Series is at least equal to the Liquidity Requirement for such Series not later than the close of business on the next succeeding Business Day.

(D) The Deposit Securities included in the Liquidity Account for a Series of VRTP Shares may be liquidated by the Trust, in its discretion, and the proceeds applied towards payment of the Term Redemption Amount for such Series. Upon the deposit by the Trust on the Term Redemption Date with the Redemption and Paying Agent of Deposit Securities constituting cash and of the cash proceeds from the liquidation of other Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the VRTP Shares of a Series on the Term Redemption Date for such Series, the requirement of the Trust to maintain a Liquidity Account for such Series as contemplated by this Section 10(b)(ii) shall lapse and be of no further force and effect.

(c) Notice of Redemption. If the Trust shall determine or be required to redeem, in whole or in part, VRTP Shares pursuant to Section 10(a) or Section 10(b)(i) of this Statement of Preferences, the Trust will send a notice of redemption (a “Notice of Redemption”), by Electronic Means (or by first class mail, postage prepaid, in the case where the VRTP Shares are in physical form outside the book-entry system of the Securities Depository), to Holders thereof, or request the Redemption and Paying Agent, on behalf of the Trust, to promptly do so by Electronic Means (or by first class mail, postage prepaid, in the case where the VRTP Shares are in physical form outside the book-entry system of the Securities Depository), so long as the Notice of Redemption is furnished by the Trust to the Redemption and Paying Agent in electronic format at least five (5) Business Days prior to the date a Notice of Redemption is required to be delivered to the Holders, unless a shorter period of time shall be acceptable to the Redemption and Paying Agent. A Notice of Redemption shall be sent to Holders not less than fifteen (15) days prior to the date, which shall be a Business Day, fixed for redemption in such Notice of Redemption (the “Redemption Date”). Each such Notice of Redemption shall state: (i) the Redemption Date; (ii) the number of VRTP Shares to be redeemed and the Series thereof; (iii) the CUSIP number for VRTP Shares of such Series; (iv) the Redemption Price; (v) the place or places where the certificate(s), if any, for such VRTP Shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (vi) that, except as expressly provided in this Statement of Preferences, dividends on the VRTP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (vii) the provisions of this Statement of Preferences under which such redemption is made. If fewer than all VRTP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of VRTP Shares to be redeemed from such Holder. The Trust may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to Section 10(a) of this Statement of Preferences, including any redemption of VRTP Shares to be optionally redeemed under Section 10(a) as contemplated in Section 10(b)(i) of this Statement of Preferences, that such redemption is subject to one or more conditions precedent not otherwise expressly stated herein and that the Trust shall not be required to effect such redemption or to deposit in trust with the Redemption and Paying Agent the Redemption Price with respect to any such shares unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by Applicable Law.

(d) No Redemption Under Certain Circumstances. Notwithstanding the provisions of paragraphs (a) or (b) of this Section 10, if any dividends on VRTP Shares of a Series (whether or not earned or declared) are in arrears, no VRTP Shares of such Series shall be redeemed unless all Outstanding VRTP Shares of such Series are simultaneously redeemed, and the Trust shall not otherwise purchase or acquire any VRTP Shares of such Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding VRTP Shares of such Series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to Holders of all Outstanding VRTP Shares of such Series.

(e) Absence of Funds Available for Redemption. To the extent that any redemption for which Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor under Applicable Law in accordance with the Declaration of Trust, such redemption shall be made as soon as practicable to the extent such funds become available. A failure to redeem VRTP Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit in trust with the Redemption and Paying Agent, in accordance with the terms hereof, the Redemption Price with respect to any shares for which such Notice of Redemption has been sent; provided, however, that the foregoing shall not apply in the case of the Trust’s failure to deposit in trust with the Redemption and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided, that such redemption was subject to one or more conditions precedent permitted pursuant to Section 10(c) of this Statement of Preferences and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding anything to the contrary herein or in any Notice of Redemption, if the Trust shall not have redeemed VRTP Shares for which a Notice of Redemption has been provided, dividends shall continue to be declared and paid on such VRTP Shares at the Applicable Rate for the period through, but excluding, the date on which such VRTP Shares are actually redeemed and such dividends shall be deemed included in the Redemption Price for such VRTP Shares.

(f) Redemption and Paying Agent to Hold Redemption Payments by Trust in Trust. All moneys and, if applicable, other Deposit Securities paid or otherwise delivered to or deposited with the Redemption and Paying Agent for payment of the Redemption Price of VRTP Shares called for redemption shall be held in trust by the Redemption and Paying Agent for the benefit of Holders of shares so to be redeemed. The Trust’s obligation to pay the Redemption Price of VRTP Shares called for redemption in accordance with this Statement of Preferences shall be satisfied upon payment of such Redemption Price by the Redemption and Paying Agent to the Securities Depository on the relevant Redemption Date. The Redemption Price shall be calculated and payable in U.S. Dollars.

(g) Shares for Which Deposit Securities Have Been Deposited and Notice of Redemption Has Been Given Are No Longer Outstanding. Without limiting Section 10(b)(ii) of this Statement of Preferences and subject to Section 6(b) of this Statement of Preferences, if a Notice of Redemption has been provided pursuant to Section 10(c) of this Statement of Preferences, the Trust shall irrevocably (except to the extent set forth below in this Section 10(g)) deposit with the Redemption and Paying Agent no later than 12:00 noon, New York City time, on a Business Day not less than ten (10) Business Days preceding the Redemption Date specified in such notice, Deposit Securities with an aggregate Market Value equal to the Redemption Price to be paid on the Redemption Date in respect of any VRTP Shares that are subject to such Notice of Redemption. If a Notice of Redemption has been provided pursuant to Section 10(c) of this Statement of Preferences, upon the deposit with the Redemption and Paying Agent of Deposit Securities with a Market Value sufficient to redeem the VRTP Shares that are the subject of such notice, dividends on such VRTP Shares shall cease to accumulate as of the Redemption Date (subject to Section 10(e)) and such VRTP Shares shall no longer be deemed to be Outstanding for any purpose (other than the transfer thereof prior to the applicable Redemption Date and the accumulation of dividends thereon in accordance with the terms hereof), and all rights of the Holders of the VRTP Shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, subject to Section 10(e) of this Statement of Preferences. Upon surrender in accordance with the

Notice of Redemption of the certificates for any VRTP Shares so redeemed (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Redemption and Paying Agent to the Holders of VRTP Shares subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Trust shall be entitled to receive from the Redemption and Paying Agent, promptly after the redemption of the VRTP Shares called for redemption on a Redemption Date, any cash or other Deposit Securities deposited with the Redemption and Paying Agent in excess of (i) the aggregate Redemption Price of such VRTP Shares and (ii) all other amounts to which Holders of VRTP Shares called for redemption may be entitled pursuant to this Statement of Preferences. Any funds so deposited that are unclaimed at the end of 90 days from the date of such redemption shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders of VRTP Shares so called for redemption may look only to the Trust for payment of the Redemption Price and all other amounts to which they may be entitled pursuant to this Statement of Preferences. The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

(h) Compliance With Applicable Law. In effecting any redemption pursuant to this Section 10, the Trust shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under any Applicable Law, and shall effect no redemption except in accordance with Applicable Law.

(i) Only Whole VRTP Shares May Be Redeemed. In the case of any redemption pursuant to this Section 10, only whole VRTP Shares shall be redeemed.

(j) Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 10 or Section 5 of this Statement of Preferences, the Trust may, in its sole discretion, modify the procedures set forth above (other than the 15-day period for delivery of a Notice of Redemption) with respect to notification of redemption for the VRTP Shares, provided that such modification does not materially and adversely affect the Holders or Beneficial Owners of the VRTP Shares or cause the Trust to violate any law, rule or regulation, and does not in any way alter the obligations of the Redemption and Paying Agent without the Redemption and Paying Agent’s prior written consent. Furthermore, if in the sole discretion of the Board of Trustees, after consultation with counsel, modification of the foregoing redemption provisions (x) are permissible under the rules and regulations or interpretations of the SEC and under other Applicable Law and (y) would not cause a material risk as to the treatment of the VRTP Shares as equity for U.S. federal income tax purposes, the Board of Trustees, without shareholder approval, by resolution may modify such redemption procedures, provided that such modification does not materially and adversely affect the Holders or Beneficial Owner of the VRTP Shares and does not in any way alter the obligations of the Redemption and Paying Agent without the Redemption and Paying Agent’s prior written consent.

(k) Capital Limitations on Purchases and Redemptions. Notwithstanding anything expressed or implied to the contrary herein, for so long as any VRTP Shares are outstanding, the Trust shall not purchase or redeem its own shares of beneficial interest, including without limitation the VRTP Shares, for cash or other property when its capital is impaired or when such purchase or redemption would cause any impairment of its capital, except that it may purchase or redeem out of capital any of its own shares of beneficial interest, including without limitation the VRTP Shares, which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its shares of beneficial interest, or, if no shares entitled to such a preference are outstanding, any of its own shares of beneficial interest, if such shares will be retired upon their acquisition and the capital of the Trust reduced in accordance with Section 1(e) of this Statement of Preferences. Nothing in this Section 10(k) shall invalidate or otherwise affect a note, debenture or other obligation of the Trust given by it as consideration for its acquisition by purchase, redemption or exchange of its shares of beneficial interest if at the time such note, debenture or obligation was delivered by the Trust its capital was not then impaired or did not thereby become impaired. The Trust shall not redeem any of its shares of beneficial interest, unless their redemption is authorized by the Board of Trustees, and then only in accordance with the Declaration of Trust.

11.	Liquidation Rights.

(a) Ranking. The shares of a Series of VRTP Shares shall rank on a parity with each other, with shares of any other Series of VRTP Shares and with shares of any other series of Preferred Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust.

(b) Distributions Upon Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of VRTP Shares then Outstanding shall be entitled to receive and to be paid out of the assets of the Trust legally available for distribution to its shareholders under Applicable Law and otherwise in accordance with the Declaration of Trust, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Trust ranking junior to the VRTP Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds. After the payment to the Holders of the VRTP Shares of the full preferential amounts provided for in this Section 11(b), the Holders of VRTP Shares as such shall have no right or claim to any of the remaining assets of the Trust.

(c) Pro Rata Distributions. In the event the assets of the Trust available for distribution to the Holders of the VRTP Shares upon any dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 11(b) of this Statement of Preferences, no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with the VRTP Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the VRTP Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

(d) Rights of Junior Shares. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the VRTP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, after payment shall have been made in full to the Holders of the VRTP Shares as provided in Section 11(b) of this Statement of Preferences, but not prior thereto, any other series or class or classes of shares ranking junior to the VRTP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the VRTP Shares shall not be entitled to share therein.

(e) Certain Events Not Constituting Liquidation. Neither the sale of all or substantially all the property or business of the Trust, nor the merger, consolidation or reorganization of the Trust into or with any business or statutory trust, corporation or other entity nor the merger, consolidation or reorganization of any business or statutory trust, corporation or other entity into or with the Trust shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 11.

12.	Transfers.

(a) Unless otherwise approved in writing by the Trust, a Beneficial Owner or Holder may sell, transfer or otherwise dispose of VRTP Shares only in whole shares and only to Eligible Investors, in each case, pursuant to Rule 144A of the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act. Any transfer in violation of the foregoing provisions shall be void ab initio and any transferee of VRTP Shares transferred in violation of the foregoing provisions shall be deemed to agree to hold all payments it received on any such improperly transferred VRTP Shares in trust for the benefit of the transferor of such VRTP Shares. The foregoing provisions on transfer shall not apply to any VRTP Shares registered under the Securities Act or any subsequent transfer of such VRTP Shares thereafter.

(b) If at any time the Trust is not furnishing information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A of the Securities Act, the Trust shall furnish, or cause to be furnished, upon request, to Holders and Beneficial Owners of VRTP

Shares and prospective purchasers of VRTP Shares, information with respect to the Trust satisfying the requirements of subsection (d)(4) of Rule 144A of the Securities Act.

13.	Miscellaneous.

(a) No Fractional Shares. No fractional VRTP Shares shall be issued.

(b) Status of VRTP Shares Redeemed, Exchanged or Otherwise Acquired by the Trust. VRTP Shares which are redeemed, exchanged or otherwise acquired by the Trust shall return to the status of authorized and unissued Preferred Shares without designation as to series. Any VRTP Shares which are provisionally delivered by the Trust to or for the account of an agent of the Trust or to or for the account of a purchaser of the VRTP Shares, but for which final payment is not received by the Trust as agreed, shall return to the status of authorized and unissued VRTP Shares.

(c) Treatment of VRTP Shares as Equity. The Trust shall, and each Holder and Beneficial Owner, by virtue of acquiring VRTP Shares, is deemed to have agreed to, treat the VRTP Shares as equity in the Trust for U.S. federal, state, local income and other tax purposes.

(d) Board May Resolve Ambiguities. Subject to Section 5 of this Statement of Preferences and to the extent permitted by Applicable Law, the Board of Trustees may interpret and give effect to the provisions of this Statement of Preferences in good faith so as to resolve any inconsistency or ambiguity or to remedy any formal defect. Notwithstanding anything expressed or implied to the contrary in this Statement of Preferences, but subject to Section 5 of this Statement of Preferences, the Board of Trustees may amend this Statement of Preferences with respect to any Series of VRTP Shares prior to the issuance of VRTP Shares of such Series.

(e) Headings Not Determinative. The headings contained in this Statement of Preferences are for convenience of reference only and shall not affect the meaning or interpretation of this Statement of Preferences.

(f) Notices. All notices or communications (including the information required to be delivered under Section 13(k) of this Statement of Preferences), unless otherwise specified in the By-laws of the Trust or this Statement of Preferences, shall be sufficiently given if delivered in writing to the Redemption and Paying Agent with instructions to deliver such notices or communications to the applicable recipients by Electronic Means or first-class mail, postage prepaid.

(g) Redemption and Paying Agent. The Trust shall use its commercially reasonable efforts to engage at all times a Redemption and Paying Agent to perform the duties specified in this Statement of Preferences.

(h) Securities Depository. The Trust shall maintain settlement of VRTP Shares in global book-entry form through the Securities Depository.

(i) Voluntary Bankruptcy. The Trust shall not file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as the Trust is solvent and does not reasonably foresee becoming insolvent.

(j) Applicable Law Restrictions and Requirements. Notwithstanding anything expressed or implied to the contrary in this Statement of Preferences and subject to Section 1(e) of this Statement of Preferences, all dividends, redemptions and other payments by the Trust on or in respect of the VRTP Shares shall be paid only out of funds legally available therefor under Applicable Law.

(k) Information. Without limitation of other provisions of this Statement of Preferences, the Trust shall deliver, or instruct the Redemption and Paying Agent to deliver, to each Holder:

(i)	as promptly as practicable after the preparation and filing thereof with the Securities and Exchange Commission, each annual and semi-annual shareholder report prepared with respect to the Trust, which delivery may be made by providing notice of the electronic availability of any such document on a public website;

(ii)	notice of any change (including being put on Credit Watch or Watchlist), suspension or termination in or of the ratings on any Series of VRTP Shares by any Rating Agency then rating the VRTP Shares at the request of the Trust as promptly as practicable upon the occurrence thereof, to the extent such information is publicly available;

(iii)	notice of any failure to pay in full when due any dividend required to be paid by Section 2 of this Statement of Preferences that remains uncured for more than three Business Days as soon as reasonably practicable, but in no event later than one Business Day after expiration of the foregoing grace period;

(iv)	notice of the failure to make any deposit provided for under Section 10 of this Statement of Preferences in respect of a properly noticed redemption or liquidation as soon as reasonably practicable, but in no event, later than two Business Days after discovery of such failure to make such deposit, to the extent such information is publicly available;

(v)	notice of any failure to comply with (A) a provision of the Rating Agency Guidelines when failure continues for more than five consecutive Business Days or (B) the Minimum Asset Coverage that continues for more than five consecutive Business Days as soon as reasonably practicable after discovery of such failure, but in no event, later than one Business Day after the later of (x) the expiration of the foregoing grace period or (y) the earlier of (1) the discovery of such failure and (2) information confirming such failure becomes publicly available;

(vi)	notice of any change to any investment adviser or sub-adviser of the Trust within two Business Days after a resignation or a notice of removal has been received from or sent to any investment adviser or sub-adviser; provided, however, that this clause shall not apply to personnel changes of the investment adviser or sub-adviser, to the extent such information is publicly available or not involving any personnel listed as a portfolio manager of the Trust in public disclosure of the Trust;

(vii)	notice of any proxy solicitation as soon as reasonably practicable, but in no event, later than five Business Days after mailing thereof by the Trust’s proxy agent;

(viii)	notice one Business Day after the occurrence thereof of (A) the failure of the Trust to pay the amount due on any senior securities or other debt at the time outstanding, and any period of grace or cure with respect thereto shall have expired; (B) the failure of the Trust to pay, or admitting in writing its inability to pay, its debts generally as they become due; or (C) the failure of the Trust to pay accumulated dividends on any additional preferred shares of beneficial interest of the Trust ranking pari passu with the VRTP Shares, and any period of grace or cure with respect thereto shall have expired, in each case, to the extent such information is publicly available;

(ix)	notice of the occurrence of any Mandatory Redemption Event or Increased Rate Event and any subsequent cure thereof as soon as promptly as practicable, but in no event, later than three (3) days after knowledge of senior management of the Trust thereof; provided that the Trust shall not be required to disclose the reason for such Mandatory Redemption Event or Increased Rate Event unless such information is otherwise publicly available;

(x)	notice of any action, suit, proceeding or investigation formally commenced or threatened in writing against the Trust or the Investment Adviser in any court or before any governmental authority concerning this Statement of Preferences, the Declaration of Trust, the VRTP Shares or any Related Document, as promptly as practicable, but in no event, later than ten (10) Business Days after knowledge of senior management of the Trust thereof, in each case, to the extent such information is publicly available;

(xi)	notice not later than three Business Days after each Valuation Date of the Trust’s balances in the Liquidity Account;

(xii)	a schedule in the form of Appendix C hereto, as of the close of business on a Valuation Date, not later than three Business Days after such Valuation Date;

(xiii)	a report of portfolio holdings of the Trust as of the end of each month delivered no later than 15 days after the end of each month; and

(xiv)	when available, publicly available financial statements of the Trust’s most recent fiscal year-end and the auditors’ report with respect thereto, which shall present fairly, in all material respects, the financial position of the Trust at such date and for such period, in conformity with accounting principles generally accepted in the United States of America.

The Trust shall require the Investment Adviser to inform the Trust as soon as reasonably practicable after the Investment Adviser’s knowledge or discovery of the occurrence of any of the items set forth in Sections 13(k)(ix) and 13(k)(x) of this Statement of Preferences.

The Trust shall provide the Holders with the information required under Sections 13(k)(xii) and (xiii) of this Statement of Preferences on a daily basis upon request of any Holder if an Increased Rate Event has occurred and is continuing.

If any of the foregoing information is not publicly available, then the Trust shall only provide such information to a Holder if such Holder agrees in writing to maintain the confidentiality of such information and to use such information solely for the purposes contemplated by the Related Documents, in each case in a manner sufficient to permit the Trust to comply with Regulation FD and other federal securities laws.

The Trust may provide any information required to be delivered by it under this Section 13(k) of this Statement of Preferences by posting such information on (i) the Trust’s or the Investment Adviser’s website or (ii) any other website established by the Trust or the Investment Adviser where a link to such website is available from the Trust’s or the Investment Advisor’s website, provided, that such information on such website are accessible to the Holders.

(l) Tax Status of the Trust. The Trust will maintain its qualification as a “regulated investment company” within the meaning of Section 851(a) of the Code.

(m) Maintenance of Existence. At any time the VRTP Shares are outstanding, the Trust shall maintain its existence as a business trust or statutory trust under the laws of the state in which it is organized or formed, with requisite power to issue the VRTP Shares and to perform its obligations under this Statement of Preferences and each other Related Document to which it is a party.

(n) Compliance with Law. At any time the VRTP Shares are outstanding, the Trust shall comply with all laws, ordinances, orders, rules and regulations that are applicable to it if the failure to comply could reasonably be expected to have a material adverse effect on the Trust’s ability to comply with its obligations under this Statement of Preferences, any of the VRTP Shares, and the other Related Documents to which it is a party.

(o) Maintenance of Approvals: Filings, Etc. At any time the VRTP Shares are outstanding, the Trust shall at all times maintain in effect, renew and comply with all the terms and conditions of all consents, filings, licenses, approvals and authorizations as are required under any Applicable Law for its performance of its obligations under this Statement of Preferences and the other Related Documents to which it is a party, except those as to which the failure to do so could not reasonably be expected to have a material adverse effect on the Trust’s ability to comply with its obligations under this Statement of Preferences, the VRTP Shares, and the other Related Documents to which it is a party.

(p) 1940 Act Registration. At any time the VRTP Shares are outstanding, the Trust shall maintain its registration as a closed-end management investment company under the 1940 Act.

(q) Purchase by Affiliates. The Trust shall not, nor shall it permit, or cause to be permitted, the Investment Adviser, or any account or entity over which the Trust or the Investment Adviser exercises discretionary authority or control or any of their respective affiliates (other than by the Trust, in the case of a redemption permitted by this Statement of Preferences, in connection with which the VRTP Shares subject to such redemption are to be cancelled by the Trust upon such redemption) to purchase in the aggregate more than 25% of the Outstanding VRTP Shares without the prior written consent of a Majority of the Holders of the VRTP Shares Outstanding, and any such purchases shall be void ab initio. For the avoidance of doubt, such prior written consent shall be deemed to have been obtained with respect to any purchase of VRTP Shares pursuant to a right of first refusal to purchase VRTP Shares granted by a Beneficial Owner.

(r) Audits. The audits of the Trust’s financial statements shall be conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States).

(s) Termination. In the event that no VRTP Shares of a Series are Outstanding, all rights and preferences of the VRTP Shares of such Series established and designated hereunder shall cease and terminate, and all obligations of the Trust under this Statement of Preferences with respect to such Series shall terminate, other than in respect of the payment of and the right to receive the Redemption Price in accordance with Section 10 of this Statement of Preferences.

(t) Actions on Other than Business Days. Unless otherwise provided herein, if the date for making any payment, performing any act or exercising any right, in each case as provided for in this Statement of Preferences, is not a Business Day, such payment shall be made, act performed or right exercised on the next succeeding Business Day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount shall accrue for the period between such nominal date and the date of payment.

(u) Liability. Notwithstanding Section 8.5 of the Declaration of Trust, no VRTP Share, nor any owner (whether beneficially or of record) of any VRTP Share, shall be subject to, or in any way liable to the Trust under, Section 8.5 of the Declaration of Trust in its capacity as an owner of VRTP Shares, and for the avoidance of doubt the Trust shall not set off or retain any distributions owed to the owners (whether beneficially or of record) of VRTP Shares or be entitled to any indemnification under Section 8.5 of the Declaration of Trust.

(v) Amendments of Appendices to Add Additional Series. Notwithstanding anything expressed or implied to the contrary in this Statement of Preferences, the Board of Trustees may, by resolutions duly adopted, without shareholder approval, amend Appendix A hereto (1) to reflect any amendments hereto which the Board of Trustees is entitled to adopt pursuant to the terms of this Statement of Preferences without shareholder approval; or (2) to add additional Series of VRTP Shares (and terms relating thereto); provided, however, that the total number of authorized VRTP Shares shall not exceed 1,250. Each such additional Series of VRTP Shares shall be governed by the terms of this Statement of Preferences.

(w) Appendix A, B and C Incorporated by Reference. Each of Appendix A, B and C hereto is incorporated in and made a part of this Statement of Preferences by reference thereto. In the event of any conflict between the terms of Appendix A and any other terms of this Statement of Preferences, the terms of Appendix A shall govern.”

14.	Global Certificate.

At any time prior to the commencement of a Voting Period, (i) all of the VRTP Shares of a Series Outstanding from time to time shall be represented by one or more global certificates registered in the name of the Securities Depository or its nominee and countersigned by the Redemption and Paying Agent and (ii) no registration of transfer of VRTP Shares shall be made on the books of the Trust to any Person other than the Securities Depository or its nominee.

The foregoing restriction on registration of transfer shall be conspicuously noted on the face or back of the certificates of VRTP Shares in such a manner as to comply with the requirements of Section 8-204 of the Uniform Commercial Code as in effect in the State of Delaware, or any successor provisions.

IN WITNESS WHEREOF, Invesco Dynamic Credit Opportunities Fund has caused these presents to be signed as of August 29, 2013 in its name and on its behalf by its Senior Vice President and attested by its Assistant Secretary. Said officers of the Trust have executed this Statement as officers and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officers, or the trustees or shareholders of the Trust, individually, but are binding only upon the assets and property of the Trust.

INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

ATTEST:

/s/ Peter A. Davidson
Name:	Peter A. Davidson
Title:	Assistant Secretary

Signature Page to Statement of Preferences

APPENDIX A

Section 1. Designation as to Series

Series 2016/9–VTA C-1: A series of preferred shares of beneficial interest of the Trust, liquidation preference $100,000 per share, is hereby authorized and designated “Series 2016/9–VTA C-1 VRTP Shares” (the “C-1 Series”). Each share of the C-1 Series shall be issued on a date determined by the terms hereof or by the Board of Trustees or pursuant to their delegated authority and have such preferences, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, including as are required by Applicable Law, that are expressly set forth in this Statement of Preferences (including this Appendix A) and the Declaration of Trust. The C-1 Series shall constitute a separate series of preferred shares of beneficial interest of the Trust and each share of the C-1 Series shall be identical to each other share of the C-1 Series. Except as otherwise provided with respect to any additional Series of VRTP Shares, the terms and conditions of this Statement of Preferences apply to the C-1 Series.

Series 2016/9–VTA C-2: A series of preferred shares of beneficial interest of the Trust, liquidation preference $100,000 per share, is hereby authorized and designated “Series 2016/9–VTA C-2 VRTP Shares” (the “C-2 Series”). Each share of the C-2 Series shall be issued on a date determined by the terms hereof or by the Board of Trustees or pursuant to their delegated authority and have such preferences, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, including as are required by Applicable Law, that are expressly set forth in this Statement of Preferences (including this Appendix A) and the Declaration of Trust. The C-2 Series shall constitute a separate series of preferred shares of beneficial interest of the Trust and each share of the C-2 Series shall be identical to each other share of the C-2 Series. Except as otherwise provided with respect to any additional Series of VRTP Shares, the terms and conditions of this Statement of Preferences apply to the C-2 Series.

Series 2016/9–VTA C-3: A series of preferred shares of beneficial interest of the Trust, liquidation preference $100,000 per share, is hereby authorized and designated “Series 2016/9–VTA C-3 VRTP Shares” (the “C-3 Series”). Each share of the C-3 Series shall be issued on a date determined by the terms hereof or by the Board of Trustees or pursuant to their delegated authority and have such preferences, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, including as are required by Applicable Law, that are expressly set forth in this Statement of Preferences (including this Appendix A) and the Declaration of Trust. The C-3 Series shall constitute a separate series of preferred shares of beneficial interest of the Trust and each share of the C-3 Series shall be identical to each other share of the C-3 Series. Except as otherwise provided with respect to any additional Series of VRTP Shares, the terms and conditions of this Statement of Preferences apply to the C-3 Series.

Series 2016/9–VTA C-4: A series of preferred shares of beneficial interest of the Trust, liquidation preference $100,000 per share, is hereby authorized and designated “Series 2016/9–VTA C-4 VRTP Shares” (the “C-4 Series”). Each share of the C-4 Series shall be issued on a date determined by the terms hereof or by the Board of Trustees or pursuant to their delegated authority and have such preferences, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, including as are required by Applicable Law, that are expressly set forth in this Statement of Preferences (including this Appendix A) and the Declaration of Trust. The C-4 Series shall constitute a separate series of preferred shares of beneficial interest of the Trust and each share of the C-4 Series shall be identical to each other share of the C-4 Series. Except as otherwise provided with respect to any additional Series of VRTP Shares, the terms and conditions of this Statement of Preferences apply to the C-4 Series.

Series 2016/9–VTA L-1: A series of preferred shares of beneficial interest of the Trust, liquidation preference $100,000 per share, is hereby authorized and designated “Series 2016/9–VTA L-1 VRTP Shares” (the “L Series”). Each share of the L Series shall be issued on a date determined by the terms hereof or by the Board of Trustees or pursuant to their delegated authority and have such preferences, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, including as are required by Applicable Law, that are expressly set forth in this Statement of Preferences (including this Appendix A) and the Declaration of Trust. The L Series shall constitute a separate series of preferred shares of beneficial interest of the Trust and each share of the L Series shall be identical to each other share of the L Series. Except as otherwise provided with respect to any additional Series of VRTP Shares, the terms and conditions of this Statement of Preferences apply to the L Series.

Section 2. Number of Authorized Shares per Series

The number of authorized shares constituting any Series of VRTP Shares at any time is the number of authorized VRTP Shares referenced in Section 1(a) of the Statement of Preferences minus the aggregate number of VRTP Shares of all other Series of VRTP Shares Outstanding at such time.

Section 3. Definitions

“Applicable Base Rate” with respect to the C-1 Series for any Rate Determination Date means the per annum rate equivalent to the weighted average of the per annum rates paid or payable by CHARTA, LLC from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those commercial paper notes issued by CHARTA, LLC that are allocated, in whole or in part, to fund the purchase of shares of the C-1 Series and reported to the Trust or an agent designated by the Trust, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes; provided, however, that if any component of such rate is a discount rate, in calculating the “Applicable Base Rate” for such Rate Determination Date, the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum shall be used.

“Applicable Base Rate” with respect to the C-2 Series for any Rate Determination Date means the per annum rate equivalent to the weighted average of the per annum rates paid or payable by CAFCO, LLC from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those commercial paper notes issued by CAFCO, LLC that are allocated, in whole or in part, to fund the purchase of shares of the C-2 Series and reported to the Trust or an agent designated by the Trust, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes; provided, however, that if any component of such rate is a discount rate, in calculating the “Applicable Base Rate” for such Rate Determination Date, the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum shall be used.

“Applicable Base Rate” with respect to the C-3 Series for any Rate Determination Date means the per annum rate equivalent to the weighted average of the per annum rates paid or payable by CIESCO, LLC from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those commercial paper notes issued by CIESCO, LLC that are allocated, in whole or in part, to fund the purchase of shares of the C-3 Series and reported to the Trust or an agent designated by the Trust, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes; provided, however, that if any component of such rate is a discount rate, in calculating the “Applicable Base Rate” for such Rate Determination Date, the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum shall be used.

“Applicable Base Rate” with respect to the C-4 Series for any Rate Determination Date means the per annum rate equivalent to the weighted average of the per annum rates paid or payable by CRC Funding, LLC from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those commercial paper notes issued by CRC Funding, LLC that are allocated, in whole or in part, to fund the purchase of shares of the C-4 Series and reported to the Trust or an agent designated by the Trust, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes; provided, however, that if any component of such rate is a discount rate, in calculating the “Applicable Base Rate” for such Rate Determination Date, the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum shall be used.

“Applicable Base Rate” with respect to the L Series for any Rate Determination Date means LIBOR as of such Rate Determination Date, and with “LIBOR” to be defined to mean an interest rate per annum obtained by dividing (a) the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two (2) Business Days before the first day of any month in an amount substantially equal to the aggregate liquidation preference of the outstanding

VRTP Shares of the L Series on such first day and for a period equal to one month, or, if for any reason such rate is not available, the rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) appearing on Reuters LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days before the first day of such month in an amount substantially equal to the aggregate liquidation preference of the outstanding VRTP Shares of the L Series on such first day and for a period equal to one month, by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such one month period. As used herein the term “Eurodollar Rate Reserve Percentage” for any one month period means the reserve percentage applicable two (2) Business Days before the first day of such month under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on the L Series is determined) having a term equal to such one month period. “Eurocurrency Liabilities” shall have the meaning assigned to such term in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Applicable Base Rate Certificate” shall have the meaning set forth in Section 4 of this Appendix A to the Statement of Preferences.

“Conduit” means one or more Citibank administered special purpose multi-seller conduits.

“C Series” shall mean the C-1 Series, the C-2 Series, the C-3 Series, or the C-4 Series.

“C-1 Series” shall have the meaning set forth in Section 1 of this Appendix A to the Statement of Preferences.

“C-2 Series” shall have the meaning set forth in Section 1 of this Appendix A to the Statement of Preferences.

“C-3 Series” shall have the meaning set forth in Section 1 of this Appendix A to the Statement of Preferences.

“C-4 Series” shall have the meaning set forth in Section 1 of this Appendix A to the Statement of Preferences.

“Initial Rate Period” means, (i) with respect to any VRTP Share of any C Series, the Date of Original Issue of such VRTP Share; and (ii) with respect to any VRTP Share of the L Series, the period commencing on and including the Date of Original Issue thereof and ending on, and including the last Business Day of such calendar month.

“L Series” shall have the meaning set forth in Section 1 of this Appendix A to the Statement of Preferences.

“Rate Determination Date” means, (i) with respect to each VRTP Share of any C Series, (a) with respect to the Initial Rate Period for such VRTP Share, the Date of Original Issue of such VRTP Share and (b) with respect to any Subsequent Rate Period for such VRTP Share, such Subsequent Rate Period. For the avoidance of doubt, with respect to any VRTP Share of any C Series, the Applicable Rate for any day that is a Rate Period shall be the Applicable Rate determined on such date; and (ii) with respect to each VRTP Share of the L Series, (a) with respect to the Initial Rate Period for such VRTP Share, the Business Day immediately preceding the Date of Original Issue of such VRTP Share and (b) with respect to any Subsequent Rate Period for such VRTP Share, the last day of the immediately preceding Rate Period for such VRTP Share; provided, however, that the next succeeding Rate Determination Date will be determined without regard to any prior extension of a Rate Determination Date to a Business Day.

“Subsequent Rate Period” means, with respect to each VRTP Share of any C Series, each Business Day following the prior Rate Period.

“Subsequent Rate Period” means, with respect to each VRTP Share of the L Series, the period from, and including, the first day following a Rate Period of the L Series to, and including, the last Business Day of the calendar month.

“Transfer Date” shall have the meaning set forth in Section 5(d)(ii) of this Appendix A to the Statement of Preferences.

“Transfer Notice” shall have the meaning set forth in Section 5(d)(i) of this Appendix A to the Statement of Preferences.

Section 4. Applicable Base Rate Determination, Calculation of Dividends, and Dividend Payment Date

With respect to each VRTP Share of each C Series, the applicable Conduit with respect to such C Series shall report the Applicable Base Rate for any Rate Determination Date (along with any related calculations reasonably requested by the Trust) to the Trust and the Redemption and Paying Agent by 3:00 p.m., New York City time, on such Rate Determination Date. Such Applicable Base Rate (along with any related calculations reasonably requested by the Trust) shall be evidenced in writing and certified by an officer of the applicable Conduit (the “Applicable Base Rate Certificate”) upon the request of the Trust. In the event the applicable Conduit does not report the Applicable Base Rate for a Rate Determination Date by 3:00 p.m. on such Rate Determination Date, the Applicable Base Rate from the immediately preceding Rate Determination Date shall be used in calculating the Applicable Rate for such Rate Determination Date.

The amount of dividends per VRTP Share payable on any Dividend Payment Date shall be calculated by the Redemption and Paying Agent and shall equal the sum of the dividends accumulated but not yet paid for each Dividend Period or Dividend Periods.

The amount of dividends accumulated for each day in such Dividend Period(s) for each VRTP Share with respect to any C Series shall be computed by multiplying the Applicable Rate in effect for VRTP Shares of such Series for such day by a fraction, the numerator of which shall be one (1) and the denominator of which shall be 360 days, and multiplying such product by $100,000.

The amount of dividends accumulated for each day in such Dividend Period(s) for each VRTP Share with respect to the L Series shall be computed by multiplying the Applicable Rate in effect for VRTP Shares of such Series for such day by a fraction, the numerator of which shall be one (1) and the denominator of which shall be the actual number of days in the year (365 or 366, as the case may be), and multiplying such product by $100,000.

The Dividend Payment Date shall be the first Business Day of each calendar month; provided, that the first Dividend Payment Date in respect of a VRTP Share for which the Date of Original Issue is the Closing Date shall be the first Business Day of the second month following the month in which the Closing Date occurred; provided further, that if shares of any Series are transferred and exchanged for shares of another Series, then all accrued but unpaid dividends (up to and including the day immediately prior to the Transfer Date) on the Series from which the transfer is made and the Series that has issued shares in exchange for the shares being transferred shall be payable to the Holders of each such Series (as of the close of business on the day immediately prior to the Transfer Date) on the second Business Day after the related Transfer Date.

The dividends on any shares of any Series of VRTP Shares issued in connection with a transfer that results in a dividend being paid pursuant to Section 5(d)(iv) of this Appendix A of the Statement of Preferences shall accumulate at the Applicable Rate from and including the Transfer Date to and excluding the next Dividend Payment Date for the Series of VRTP Shares issued in connection with the transfer.

Section 5. Transfer Mechanics Applicable to Each Series of VRTP Shares

(a)	Transfers from Conduits to Non-Conduits. Any transfer of VRTP Shares by a Conduit to any Person that is not a Conduit shall result in such VRTP Shares being exchanged for an equal number of VRTP Shares of the L Series.

(b)	Transfers among Non-Conduits. Any transfer of VRTP Shares of the L Series among Persons that are not Conduits shall not result in such VRTP Shares being exchanged for shares of any other Series of VRTP Shares.

(c)	Transfers from Conduits or Non-Conduits to a Conduit.

(i)	Any transfer of VRTP Shares to CHARTA, LLC shall result in such VRTP Shares being exchanged for an equal number of VRTP Shares of the C-1 Series.

(ii)	Any transfer of VRTP Shares to CAFCO, LLC shall result in such VRTP Shares being exchanged for an equal number of VRTP Shares of the C-2 Series.

(iii)	Any transfer of VRTP Shares to CIESCO, LLC shall result in such VRTP Shares being exchanged for an equal number of VRTP Shares of the C-3 Series.

(iv)	Any transfer of VRTP Shares to CRC Funding, LLC shall result in such VRTP Shares being exchanged for an equal number of VRTP Shares of the C-4 Series.

(d)	Transfer Mechanics.

(i)	Any transfer of VRTP Shares shall require delivery of a written notice (the “Transfer Notice”) to the Trust and the Redemption and Paying Agent by the transferor at or prior to 12:00 p.m. (New York City time) on the Business Day immediately preceding the Transfer Date.

(ii)	The Transfer Notice shall state the date the transfer of VRTP Shares shall settle (the “Transfer Date”), the name of the transferee (including the jurisdiction in which it is organized, if applicable), the amount of VRTP Shares being transferred, the name of the Series of VRTP Shares of such VRTP Shares, and the amount and applicable Series of VRTP Shares being exchanged for such Series of VRTP Shares, if applicable.

(iii)	As of any Transfer Date, without any requirement for any further approval by the Board of Trustees or any other Person, the Trust shall be deemed to have (i) cancelled and reduced the authorized number of shares of a Series of VRTP Shares in an amount equal to the corresponding number of shares of other Series of VRTP Shares exchanged for shares of such Series of VRTP Shares being transferred on such Transfer Date, and (ii) increased the authorized number of and issued shares of a Series of VRTP Shares in an amount equal to the corresponding number of shares of other Series of VRTP Shares exchanged for shares of such Series of VRTP Shares. In no event shall the aggregate amount of VRTP Shares Outstanding at any time exceed the aggregate amount of VRTP Shares authorized under Section 1(a) of the Statement of Preferences.

(iv)	Notwithstanding that any VRTP Shares may have been deemed cancelled pursuant to Section 5(d)(iii) of this Appendix A of the Statement of Preferences, all accrued but unpaid dividends (up to and including the day immediately prior to the Transfer Date) on any VRTP Shares that have been transferred and exchanged for VRTP Shares of another Series of VRTP Shares shall be payable to the transferor on the second Business Day after the related Transfer Date

(v)	In connection with any transfer of shares of any Series of VRTP Shares that is not subject to Section 5(d)(iv) of this Appendix A of the Statement of Preferences, the transferor as Beneficial Owner of VRTP Shares shall be deemed to have agreed pursuant to the terms of the VRTP Shares to transfer to the transferee the right to receive from the Trust any dividends declared and unpaid for each day prior to the transferee becoming the Beneficial Owner of the VRTP Shares in exchange for payment of the purchase price for such VRTP Shares by the transferee.

(vi)	Any VRTP Shares deemed cancelled pursuant to Section 5(d)(iii) of this Appendix A shall be held in treasury and available for reissuance pursuant to such section without any further action of the Board.

(e)	Sales Pursuant to a Registration Statement under the Securities Act. The shares of any C Series that are sold pursuant to an effective registration statement under the Securities Act shall be exchanged for an equal amount of shares of the L Series on the settlement date of such sale.

Section 6. Redemption of a Series of VRTP Shares

(a)	Subject to the provisions of Section 10(a)(iii) of this Statement of Preferences, C Series VRTP Shares may be redeemed in whole but not in part at the Redemption Price, at the option of the Trust out of funds legally available therefor under Applicable Law, if the Applicable Base Rate for the C Series exceeds LIBOR by at least .50% on the date the Trust sends a Notice of Redemption pursuant to Section 10(c) of this Statement of Preferences in respect of a redemption contemplated to be effected pursuant to this Section 6(a). If C Series VRTP Shares are redeemed pursuant to this paragraph, the Trust shall not be required to redeem VRTP Shares of any other Series.

(b)	Subject to the provisions of Section 10(a)(iii) of this Statement of Preferences, L Series VRTP Shares may be redeemed in whole but not in part at the Redemption Price, at the option of the Trust out of funds legally available therefor under Applicable Law, if the Applicable Base Rate for the L Series exceeds the Applicable Base Rate of any other Series of VRTP Shares by at least .50% on the date the Trust sends a Notice of Redemption pursuant to Section 10(c) of this Statement of Preferences in respect of a redemption contemplated to be effected pursuant to this Section 6(b). If the L Series VRTP Shares are redeemed pursuant to this paragraph, the Trust shall not be required to redeem VRTP Shares of any other Series.

APPENDIX B

INDUSTRY CLASSIFICATIONS

Aerospace & Defense

Air transport

Automotive

Beverage & Tobacco

Radio & Television

Building & Development

Business equipment & services

Cable & satellite television

Chemicals & plastics

Closing/textiles

Conglomerates

Containers & glass products

Cosmetics/toiletries

Drugs

Ecological services & equipment

Electronics/electrical

Equipment leasing

Farming/agriculture

Financial Intermediaries

Food/drug retailers

Food products

Food service

Forest products

Health care

Home furnishings

Lodging & casinos

Industrial equipment

Leisure goods/activities/movies

Nonferrous metals/minerals

Oil & gas

Publishing

Rail industries

Retailers (except food & drug)

Steel

Surface transport

Telecommunications

Utilities

Mortgage REITs

Equity REITs and REOCs

Life Insurance

Health Insurance

Property & Casualty Insurance

Diversified Insurance

B-1

Appendix C

Date:

Trust	Total Preferred Shares Outstanding and Accumulated Dividends	Deposit Securities / Other Assets for Redemption of Shares	Debt Senior Securities, Other Obligations and Accrued Interest	Trust Floaters	Market Value of Total Assets	Over- concentration Amount	Derivative Termination Value of Derivatives Contracts	ELR	Pass / Fail	ACR	Pass / Fail

Over-Concentration Amount
Asset Type Concentration	Market Value	Percentage of Market Value of the Issuer’s Total Assets	Maximum Percentage Allowed	Excess Concentration Amount

C-1